UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
VIRIDIAN THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

221 Crescent Street, Suite 103A, Waltham, Massachusetts 02453

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2025

To the Stockholders of Viridian:

Viridian Therapeutics, Inc. (the “Company”) will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, June 20, 2025, at 2:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/VRDN2025. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the three Class I director nominees named in the Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)

To approve a further amendment and restatement of the Company’s Amended and Restated 2016 Equity Incentive Plan, including increasing the number of shares available for issuance thereunder by 8,000,000 shares;

(5)	To approve the Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan (“2025 ESPP”); and

(6)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 22, 2025, as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement.

By Order of the Board of Directors,

/s/ Stephen Mahoney
Stephen Mahoney
President and Chief Executive Officer

Waltham, Massachusetts

April 25, 2025

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on June 20, 2025. The Proxy Statement and Annual Report for the year ended December 31, 2024 are available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties, and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The forward-looking statements in the Proxy Statement speak only as of the date of the Proxy Statement and the Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Viridian Therapeutics and any logos used are the trademarks of Viridian Therapeutics, Inc. Other names and brands used herein are the property of their respective owners.

221 Crescent Street, Suite 103A, Waltham, Massachusetts 02453

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Viridian Therapeutics, Inc. (“we,” “us,” “our,” “Viridian” or the “Company”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 20, 2025 at 2:00 p.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 25, 2025.

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials, and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications, and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only common stockholders of record at the close of business on April 22, 2025 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 81,589,659 shares of our common stock were issued and outstanding. Shares of preferred stock are not entitled to vote at the Annual Meeting. Unless otherwise specified, references in this Proxy Statement to “shares” are references to shares of our common stock.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary, or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/VRDN2025, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 2:00 p.m. Eastern Time on June 20, 2025. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting on the meeting website.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	Election of the three Class I director nominees to serve until the 2028 Annual Meeting of Stockholders (“Proposal 1”);

(2)	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”);

(3)	Advisory approval of the compensation of the Company’s named executive officers (“Proposal 3”);

(4)

Approval of a further amendment and restatement of the Company’s Amended and Restated 2016 Equity Incentive Plan, including increasing the number of shares available for issuance thereunder by 8,000,000 shares (“Proposal 4”); and

(5)	Approval of Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan (“Proposal 5”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each of the director nominees in Proposal 1 and “FOR” Proposals 2, 3, 4, and 5.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Internet Availability Notice or Proxy Card?

If you receive more than one Internet Availability Notice or proxy card, your shares may be registered in more than one name or held in different accounts. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary, or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary, or custodian how to vote your shares, your broker, fiduciary, or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary, or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary, or custodian how to vote your shares, your broker, fiduciary, or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary, Jennifer Tousignant, at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary, or custodian with respect to changing your vote.

What is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary, or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the meeting chair or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by the Inspector of Election, a representative of Broadridge Financial Solutions, appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. You may vote either “FOR” the nominee or “WITHHOLD” your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of Independent Registered Public Accounting Firm Selection

The affirmative vote of the majority of the votes cast on the matter is required for the ratification of the selection of KPMG LLP as our independent auditor. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal. We do not expect any broker non-votes in connection with this proposal.

Proposal 3: Advisory Approval of Executive Compensation

The affirmative vote of the majority of the votes cast on the matter is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the outcome of this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: Approval of the Amendment and Restatement of the Amended and Restated 2016 Equity Incentive Plan

The affirmative vote of the majority of the votes cast on the matter is required for the approval of the amendment and restatement of the Amended and Restated 2016 Equity Incentive Plan. Abstentions will have no effect on the outcome of this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Approval of the Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan

The affirmative vote of the majority of the votes cast on the matter is required for the approval of the Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan. Abstentions will have no effect on the outcome of this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing, and mailing of the proxy materials. We may also reimburse brokers, fiduciaries, or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.” Our employees, officers, and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find Out the Voting Results?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information Regarding Director Nominees and Continuing Directors

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, who are up for election at this meeting for a term expiring at the 2028 Annual Meeting of Stockholders, two Class II directors, whose term expires at the 2026 Annual Meeting of Stockholders, and two Class III directors, whose term expires at the 2027 Annual Meeting of Stockholders.

The following is a brief biography of each director nominee and continuing director and a discussion of the specific experiences, qualifications, attributes, or skills of each director nominee and continuing director that led the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) to recommend that person as a director of our Board.

Our Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct our business. To that end, our Nominating Committee has identified and evaluated the nominees in the broader context of the overall composition of our Board with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that our Nominating Committee views as critical to the effective functioning of our Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experiences, qualifications, attributes, or skills of the nominees that led our Nominating Committee to believe that the nominees should continue to serve on our Board. However, each of the members of our Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.

The following table lists the names and ages of each director nominee and continuing director of the Board:

Name	Class	Age (as of April 25, 2025)	Position
Stephen Mahoney	Class III	54	President, Chief Executive Officer and Director
Jeff Ajer	Class I	62	Independent Director
Chris Cain, Ph.D. (1)(2)(3)	Class I	41	Independent Director
Sarah Gheuens, M.D., Ph.D. (1)	Class I	46	Independent Director
Tomas Kiselak (1)(3)(4)	Class II	38	Independent Chairman of the Board
Jennifer K. Moses (2)(4)	Class II	50	Independent Director
Arlene M. Morris (2)(3)(4)	Class III	73	Independent Director

(1)	Member of the Science and Technology Committee (the “Science Committee”)
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee
(4)	Member of the Compensation Committee

Class I Director Nominees

Jeff Ajer. Mr. Ajer has served as a member of our Board since April 2025. Mr. Ajer has more than 25 years of experience driving commercialization for rare diseases and specialty medicines, including leading commercial planning for late-stage pipeline programs, product marketing, reimbursement, and sales operations. He most recently served as the Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc. (Nasdaq: BMRN), from 2012 through mid-2024. Between 2005 and 2012, Mr. Ajer held roles of increasing responsibility at BioMarin. Prior to BioMarin, Mr. Ajer served in various roles at Genzyme Corporation beginning in November 2003, most recently as Vice President, Global Transplant Operations from December 2004 to August 2005. Prior to that, Mr. Ajer held positions in sales, marketing, and operations at SangStat Medical Corporation and ICN Pharmaceuticals. In addition, Mr. Ajer has served as an independent director of Nektar Therapeutics (Nasdaq: NKTR) since September 2017 and served on the board of directors of True North Therapeutics, Inc. until June 2017. He also currently advises and consults biopharmaceutical companies in a variety of capacities. He received his B.S. degree in chemistry and M.B.A. from the University of California, Irvine.

We believe Mr. Ajer is qualified to serve on our Board because of his more than 25 years of biotechnology industry experience, including extensive commercial experience, and his experience serving as a director of biotechnology companies.

Chris Cain, Ph.D. Dr. Cain has served as a member of our Board since March 2025. Dr. Cain has served as the Director of Research at Fairmount Funds Management LLC, a healthcare investment firm, since April 2020. From February 2019 to February 2020, Dr. Cain served as Vice President at Samsara BioCapital, a biotherapeutics-focused venture capital fund. Prior to that role, Dr. Cain worked at Apple Tree Partners, a life sciences-focused venture capital fund, from 2016 to January 2019, and at RA Capital Management, an investment management company, before that. Previously, Dr. Cain was a writer and editor at BioCentury Publications. He currently serves on the boards of Cogent Biosciences, Inc. (Nasdaq: COGT) and Jade Biosciences, Inc. He received a B.A. from the University of California, Santa Barbara and a Ph.D. in Biochemistry and Molecular Biology from the University of California, San Francisco.

We believe Dr. Cain is qualified to serve on our Board because of his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.

Sarah Gheuens, M.D., Ph.D. Dr. Gheuens has served as a member of our Board since September 2023. Dr. Gheuens has served as Chief Medical Officer of Agios Pharmaceuticals, Inc. (Nasdaq: AGIO) (“Agios”), a pharmaceutical company, since September 2021 and as its Head of Research and Development since July 2022. Previously, she served as Agios’ Head of Clinical Development from December 2019 to September 2021. Prior to joining Agios, Dr. Gheuens worked at Biogen Inc. (Nasdaq: BIIB) (“Biogen”), a multinational biotechnology company, from October 2012 to December 2019, where she held roles of increasing responsibility in safety, medical affairs, and clinical development, including most recently as Executive Medical Director, Head of Medical Safety, Late Stage Clinical Development. Prior to joining Biogen, Dr. Gheuens served as a physician at Beth Israel Deaconess Medical Center (“BIDMC”), a hospital, from November 2008 to September 2012. Dr. Gheuens received her M.D. from the Free University of Brussels (VUB), Belgium, and completed her neurology residency at the University Hospital of the Free University of Brussels (VUB), Belgium, followed by an HIV/neurology fellowship at BIDMC. She also received a Ph.D. in Medical Sciences from the University of Antwerp, Belgium and a Master’s in Medical Sciences from Harvard Medical School.

We believe Dr. Gheuens is qualified to serve on our Board because of her extensive experience within the biopharmaceutical industry, including in the research and development of drugs, and as a physician.

Class II Directors Continuing in Office

Tomas Kiselak. Mr. Kiselak has served as Chairman since June 2021 and a member of our Board since October 2020. Mr. Kiselak is a Managing Member at Fairmount, which he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak also serves as a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), Spyre Therapeutics, Inc. (Nasdaq: SYRE), Dianthus Therapeutics, Inc. (Nasdaq: DNTH), and Zenas Biopharma, Inc. (Nasdaq: ZBIO), all biotechnology companies, and several private companies, including Jade Biosciences, Inc. He received his bachelor’s degree in Neuroscience and Economics from Amherst College.

We believe Mr. Kiselak is qualified to serve on our Board because of his experience advising biotechnology companies and as a manager of funds specializing in the area of life sciences.

Jennifer K. Moses. Ms. Moses has served as a member of our Board since July 2021. Ms. Moses has served as Chief Financial Officer of Investors Management Corporation (“IMC”), a private holding company of businesses across varied industries since April 2023. Prior to joining IMC, Ms. Moses served as the Chief Financial Officer of G1 Therapeutics, Inc. (Nasdaq: GTHX) (“G1”), a biopharmaceutical company, from May 2019 through April 2023, and she previously served as its Vice President of Finance and Accounting from March 2015 to May 2019. Prior to joining G1, Ms. Moses was a Partner at Rankin McKenzie, LLC (“Rankin McKenzie”), a financial consulting company, from October 2007 to February 2015, where she served as Acting Chief Financial Officer and Controller for venture-backed companies. Prior to joining Rankin McKenzie, Ms. Moses held roles of increasing responsibility at Deloitte & Touche LLP, a professional services company, including providing tax services to clients and later focusing on strategic planning and internal communications in the Office of the Chief Executive Officer of Deloitte Tax LLP. Ms. Moses received a B.S. in Accounting from the Pennsylvania State University and is a C.P.A.

We believe Ms. Moses is qualified to serve on our Board because of her financial expertise and experience within the biopharmaceutical industry.

Class III Directors Continuing in Office

Stephen Mahoney. Mr. Mahoney has served as our President and Chief Executive Officer and a member of our Board since October 2023. Prior to joining Viridian, Mr. Mahoney served as Chief Financial and Operating Officer of Magenta Therapeutics, Inc. (“Magenta”) (which later became Dianthus Therapeutics, Inc. (Nasdaq: DNTH)), a biotechnology company, from November 2020 to September 2023, where he was responsible for overseeing the financial and operational aspects of Magenta, and where he was also named President in February 2023 in connection with Magenta’s restructuring plan. Mr. Mahoney has more than 20 years of global biotechnology sector industry experience.

Prior to joining Magenta, Mr. Mahoney served as President and Chief Operating Officer of Kiniksa Pharmaceuticals, Ltd. (Nasdaq: KNSA) (“Kiniksa”), a biopharmaceutical company, from August 2015 to November 2019, where he was responsible for overseeing the operational aspects of Kiniksa, including advancement of its existing programs, and as a senior advisor from November 2019 through December 2019. Prior to joining Kiniksa, Mr. Mahoney served as Chief Commercial Officer, among other executive positions of increasing responsibility, at Synageva BioPharma Corp. (“Synageva”). Prior to joining Synageva, he was Regional Director, Legal – Asia Pacific Region for Genzyme Corporation, following other roles in the organization. Mr. Mahoney holds an M.B.A. from the Boston College Carroll School of Management, a J.D. from Boston College Law School and a B.A. from Colorado College. He also serves on the board of directors of Vesselson, Inc., a private company.

We believe that Mr. Mahoney is qualified to serve on our Board because of his unique perspective given his role as our Chief Executive Officer, his more than 20 years of global biotechnology sector industry experience, and his executive leadership roles at numerous biopharmaceutical companies.

Arlene M. Morris. Ms. Morris has served as a member of our Board since January 2018. Ms. Morris has served as Chief Executive Officer at Willow Advisors, LLC, a consultancy advising biotech companies on financing, strategy and business development, since May 2015. From April 2012 until May 2015, Ms. Morris served as the Chief Executive Officer of Syndax Pharmaceuticals, Inc., a then privately-held oncology company focused on the development and commercialization of therapies for treatment-resistant cancers. She also served as a member of the Syndax Pharmaceuticals board of directors from 2011 to 2015. From 2003 to 2011, Ms. Morris served as President, Chief Executive Officer and a member of the board of directors of Affymax, Inc., a biotechnology company. Ms. Morris also held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm; Coulter Pharmaceutical, Inc., a pharmaceutical company; Scios Inc., a biopharmaceutical company; and Johnson & Johnson (NYSE: JNJ), a healthcare company. She is currently a member of the board of directors of TC BioPharma (Holdings) plc (Nasdaq: TCBP), a gamma delta cell therapy company, where she serves as Chair of the board of directors; Palatin Technologies, Inc. (NYSE: PTN), a biopharmaceutical company; and Cogent Biosciences, Inc. (Nasdaq: COGT), a biopharmaceutical company. She was a director of Biodel Inc., a specialty pharmaceutical company, from 2015 until its merger in 2016, Dimension Therapeutics, a gene therapy company, until it was acquired by Ultragenyx in 2017, and Viveve Medical, Inc., a medical device company, from May 2016 until February 2023. She is currently a director of the Charleston Animal Society. Ms. Morris received a B.A. in Biology and Chemistry from Carlow University.

We believe Ms. Morris is qualified to serve on our Board because of her relevant industry experience and breadth of expertise from past and continued service on the boards of directors of publicly-traded biotechnology companies, which enable her to contribute important strategic insight to the Board.

Executive Officers

The following table sets forth certain biographical and other information regarding our executive officers. We have employment agreements with all of our executive officers, and all of our executive officers are at-will employees. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 25, 2025)	Position(s)
Stephen Mahoney(1)	54	President, Chief Executive Officer, and Director
Thomas Beetham	55	Chief Operating Officer
Radhika Tripuraneni, M.D.	45	Chief Medical Officer
Seth Harmon	45	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jennifer Tousignant	53	Chief Legal Officer

(1)	For Mr. Mahoney’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Thomas Beetham. Mr. Beetham has served as our Chief Operating Officer since October 2023. Prior to joining Viridian, Mr. Beetham served as Chief Legal Officer and Secretary of Magenta Therapeutics, Inc. (which later became Dianthus Therapeutics, Inc. (Nasdaq: DNTH)), a biotechnology company, from June 2021 to September 2023, where he was responsible for overseeing the legal and compliance functions. Mr. Beetham has more than 25 years of experience in legal, business development, operations, and strategy across the biotechnology and pharmaceutical industries. Prior to joining Magenta, Mr. Beetham served in various roles at Kiniksa Pharmaceuticals, Ltd. (Nasdaq: KNSA), a biopharmaceutical company, from July 2015 to June 2021, including as Executive Vice President, Corporate Development and Operations, Chief Legal Officer and Secretary during which time he oversaw several functions including legal, strategy, business development, technical operations, medical affairs, quality, compliance, and human resources.

Prior to joining Kiniksa, Mr. Beetham held various roles at Synageva BioPharma Corp. from October 2013 to June 2015, including serving as the Chief Legal Officer and Senior Vice President of Corporate Development. Prior to joining Synageva, Mr. Beetham served as General Legal Counsel of New England Biolabs, Inc. Prior to joining New England Biolabs, Inc., Mr. Beetham held various roles at Genzyme Corporation, including as the lead corporate attorney responsible for the company’s hematology/oncology and multiple sclerosis business units, and before that he was a business and transactional attorney with the law firm of Palmer & Dodge, LLP. Mr. Beetham holds an M.B.A. from the Boston College Carroll School of Management, a J.D. from Boston College Law School, and a B.A. from the University of Rochester.

Radhika Tripuraneni, M.D.. Dr. Tripuraneni has served as our Chief Medical Officer since March 2025, after joining Viridian in April 2024 as a consultant. Dr. Tripuraneni has over 25 years of experience in drug development across various functions of clinical science, medical affairs, and business development. Most recently, from September 2022 to March 2025, Dr. Tripuraneni worked as independent consultant with various venture capital firms, investment funds, and biotech companies to develop strategic clinical development plans and support investment diligence. Dr. Tripuraneni previously served as Prothena’s Chief Development Officer from April 2018 to September 2022 supporting the development of assets from pre-IND to Phase 3 and oversaw clinical development, biometrics, clinical operations, and medical affairs. Prior to joining Prothena, from February 2017 to March 2018, Dr. Tripuraneni was Vice President, Medical Affairs and Chief of Staff to the Chief Medical Officer of MyoKardia Inc. Earlier in her career, Dr. Tripuraneni held various medical and business development positions of increasing responsibility at Alexion Pharmaceuticals, Synageva BioPharma, Gilead Sciences, Inc, and Genzyme Corp. Additionally, Dr. Tripuraneni was Chief Medical Officer at Summer Street Research Partners from June 2005 to February 2007, a healthcare equity research firm. She is also on the board of Terns Pharmaceuticals (Nasdaq: TERN) as an independent director, member of the Audit Committee, and chair of the R&D Committee.

Dr. Tripuraneni earned her bachelor’s degrees in business administration and liberal arts as well as her M.D. from the University of Missouri, and her Master’s in Public Health from Harvard University. She did her clinical training in general surgery at Harvard – Beth Israel Deaconess Medical Center.

Seth Harmon. Mr. Harmon has served as our Chief Financial Officer since January 2025. Mr. Harmon previously served as the Company’s Senior Vice President of Finance and Accounting since May 2023 and Principal Financial and Principal Accounting Officer since September 2023. Mr. Harmon has more than 20 years of strategic finance, accounting, and operations experience in the biopharmaceutical industry. Prior to joining Viridian, Mr. Harmon served as the CFO of BioNTech US, a subsidiary of BioNTech SE (Nasdaq: BNTX), from May 2020 to May 2023, where he oversaw general and administrative functions and served as a member of the BioNTech US management team. Prior to that, he served as Vice President of Finance at Neon Therapeutics, Inc., a biotechnology company, from April 2017 to May 2020. Prior to Neon Therapeutics, Mr. Harmon held several positions with increasing levels of responsibility at Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biotechnology company, from July 2014 to April 2017. Mr. Harmon holds a B.A. in Economics and Mathematics from Bowdoin College, an M.S. in Accounting and an M.B.A. from Northeastern University and obtained his certified public accounting license while working at Ernst and Young, LLP.

Jennifer Tousignant. Ms. Tousignant has served as our Chief Legal Officer since February 2024. Prior to joining Viridian, Ms. Tousignant served as Senior Vice President of Legal for Sana Biotechnology, Inc. (Nasdaq: SANA) (“Sana”), a biotechnology company, from October 2020 to February 2024, where she led a team responsible for legal support for strategic transactions, business development, intellectual property, litigation, quality, regulatory, research and development, investor relations, and general contracting, as well as being involved in corporate governance and financings. Prior to Sana, she worked at Xilio Therapeutics, Inc. (Nasdaq: XLO) (“Xilio”), a biotechnology company, from October 2019 to October 2020 where she was the Head of Legal and responsible for all legal and compliance matters. Prior to Xilio, Ms. Tousignant was Chief IP Counsel at TESARO, Inc. (“TESARO”), a biotechnology company, from April 2016 to October 2019, where she built and led the intellectual property function and was a key member of the global launch teams for several products. Additionally, she played a key legal role in TESARO’s transactional work, financings, and in its acquisition by GlaxoSmithKline plc. Ms. Tousignant received her J.D. from Suffolk University School of Law, magna cum laude, and her B.A. in Chemistry with Honors from the University of Virginia.

Corporate Governance

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company, which is posted on our website located at investors.viridiantherapeutics.com/governance, under “Governance Documents.”

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, our Board has determined that each of our current directors listed under “Information Regarding Director Nominees and Continuing Directors,” with the exception of Mr. Mahoney, is an “independent director” as defined under the Nasdaq listing rules. Mr. Mahoney is deemed not to be independent under the Nasdaq listing rules by virtue of his employment with the Company. In making such determinations, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.

Board Leadership Structure

Mr. Kiselak has served as the independent Chairman of our Board since June 2021. As the independent Chairman, Mr. Kiselak has the authority, among other things, to call and preside over our Board meetings, including meetings of the independent directors, to set meeting agendas, and to determine materials to be distributed to our Board. Accordingly, our Board Chairman has substantial ability to shape the work of our Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Board Chairman can enhance the effectiveness of our Board as a whole.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.

The Board believes that its programs for overseeing risk, as described under “Role of the Board in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Role of the Board in Risk Oversight

One of our Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and risks related to information technology and cybersecurity, in addition to oversight of the performance of our internal audit function. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Typically, the entire Board meets with our Chief Legal Officer, our executive officer responsible for our risk management, at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both our Board as a whole and the various standing committees receive periodic reports from our Chief Legal Officer, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board as quickly as possible.

Meetings of the Board

The Board met ten times during the year ended December 31, 2024. During 2024, each then-current member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee. It is our policy to encourage our directors and any nominees for director to attend the Annual Meeting of Stockholders. Five of our then-serving directors attended the 2024 Annual Meeting of Stockholders.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee, Nominating Committee, and Science Committee. Below is a description of each committee of our Board.

Each of the committees has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq listing rules and the rules and regulations established by the SEC regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee is currently composed of three directors: Ms. Moses, who serves as chairperson, Mr. Cain, and Ms. Morris. Our Audit Committee met four times during the fiscal year ended December 31, 2024. Our Board has adopted a written Audit Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Audit Committee was established to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Our Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Board has also determined that Ms. Moses qualifies as an “audit committee financial expert,” as defined in the applicable SEC rules.

Audit Committee Report

Our Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with our management and our independent registered public accounting firm. Our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

This report is provided by the following directors, members of the Audit Committee:

Jennifer K. Moses (Chair)

Peter Harwin(1)

Arlene M. Morris

(1)	This report was prepared and approved by the Audit Committee prior to Mr. Harwin’s resignation from, and Dr. Cain’s appointment to, the Audit Committee.

Compensation Committee

Our Compensation Committee is currently composed of three directors: Ms. Morris, who serves as chairperson, Mr. Kiselak, and Ms. Moses. All members of our Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Compensation Committee met four times during the fiscal year ended December 31, 2024. Our Board has adopted a written Compensation Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Compensation Committee acts on behalf of our Board to review, adopt, or if it deems appropriate, make recommendations to be adopted by our Board, and oversee our compensation strategy, policies, plans, and programs. This includes establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors, and other senior management; evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, as applicable, of our Chief Executive Officer, the other executive officers and directors; and administration of our incentive compensation and equity-based compensation plans that are subject to Board approval.

Compensation Committee Processes and Procedures

Our Compensation Committee meets regularly and as its members deem necessary or appropriate, but in no event less than annually, and with greater frequency if necessary. Our Compensation Committee met four times during the fiscal year ended December 31, 2024. The agenda for each meeting is usually developed by the chairperson of our Compensation Committee in consultation with management. Our Compensation Committee meets regularly in executive sessions. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. Under the Compensation Committee’s charter, the Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. Additionally, under its charter, our Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from consultants, outside counsel, and other advisers that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the committee. In particular, our Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to our Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

After taking into consideration the independence factors prescribed by the SEC and Nasdaq, management had recommended, and our Compensation Committee had approved, the engagement of Radford, an Aon Hewitt Company (“Radford”) as the Compensation Committee’s compensation consultant entering 2024. In June 2024, after taking into consideration the independence factors prescribed by the SEC and Nasdaq, management recommended, and our Compensation Committee selected Compensia, Inc., a national compensation consulting firm (“Compensia”), to serve as the Compensation Committee’s compensation advisor for the remainder of 2024 and continuing into 2025. Details of these engagements are discussed below in “Compensation Discussion and Analysis.”

Under its charter, our Compensation Committee may delegate its authority as appropriate. The Compensation Committee has delegated authority to the Chief Executive Officer to grant certain cash and equity awards to non-executive employees, with such awards capped at a specified dollar value or share number as applicable. The purpose of any delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate timely cash and equity awards to certain employees or the grant of equity awards to certain new employees and promoted employees, within specified limits approved by our Compensation Committee. Our Chief Executive Officer is required to report to the Compensation Committee at each of its regular meetings the details of equity awards made pursuant to the foregoing delegated authority.

Historically, our Compensation Committee has made most of its changes to annual compensation, determined bonus and equity awards, and established new performance objectives for the next fiscal year at one or more meetings held during the fourth quarter of the fiscal year or the first quarter of the following fiscal year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, our Compensation Committee’s process includes two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executive officers other than the Chief Executive Officer, our Compensation Committee oversees their evaluation and makes recommendations to the Board regarding their compensation, based on the recommendation of the Chief Executive Officer (other than for himself). In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Compensation Committee, based on which the Compensation Committee recommends to the Board any changes to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels, current Company-wide compensation levels, and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating Committee

Our Nominating Committee is currently comprised of three directors: Dr. Cain, who serves as chairperson, Mr. Kiselak, and Ms. Morris. All members of our Nominating Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Nominating Committee met two times during the fiscal year ended December 31, 2024. Our Board has adopted a written Nominating Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Nominating Committee is responsible for identifying, reviewing, and evaluating candidates to serve as directors of the Company (consistent with criteria approved by our Board), reviewing and evaluating incumbent directors, recommending to our Board the selection of candidates for election to our Board, making recommendations to our Board regarding the membership on the committees of our Board, assessing the performance of our Board, and developing a set of corporate governance principles for the Company.

Science Committee

Our Science Committee is currently comprised of three directors: Mr. Kiselak, who serves as chairperson, Dr. Cain, and Dr. Gheuens. Our Science Committee met five times during the fiscal year ended December 31, 2024. All members of our Science Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Board has adopted a written Science Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Science Committee meets regularly and as its members deem necessary or appropriate, but in no event less than annually, and with greater frequency, if necessary. It is primarily responsible for providing strategic advice and making recommendations to the Board regarding current and planned research programs, providing strategic advice to the Board regarding emerging science and technology issues, trends, and risks, reviewing and evaluating the Company’s progress in achieving its long-term strategic research and development goals and objectives, and reviewing the Company’s product and development pipeline and the competitiveness of the Company’s product portfolio and pipeline.

Director Nominations

Criteria for Board Membership

Our Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills, and other director attributes that would enhance the composition of the Board. Our Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. Our Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nomination are reviewed in the context of the current composition of our Board, the operating requirements and strategic direction of the Company, and the long-term interests of our stockholders. In conducting this assessment, our Nominating Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of our Board and the Company, to maintain a balance of knowledge, experiences, and capabilities.

In the case of incumbent directors whose terms of office are set to expire, our Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. Our Nominating Committee also considers the results of our Board’s annual self-evaluation.

Our Nominating Committee uses its network of contacts, as well as any candidates recommended by management, to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist it in locating qualified candidates. Our Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of our Board, and assesses independence. Our Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board.

Stockholder Recommendations

Our Nominating Committee will consider director candidates recommended by stockholders. Our Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Characteristics

In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a variety of occupational and personal backgrounds on the Board. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website, which is located at www.viridiantherapeutics.com. If we make certain amendments to, or grant any waivers to any executive officer or director of, the code of business conduct and ethics, we will disclose the nature of such amendment or waiver on our website above or in a Current Report on Form 8-K, to the extent required by applicable rules.

Overboarding Policy

As set forth in the Company’s Corporate Governance Guidelines, directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively and are expected to ensure that other commitments do not conflict with or materially interfere with their service as directors. To help ensure directors are able to devote sufficient time to carry out their duties and responsibilities effectively: (i) directors who serve as executive officers of public companies are expected to serve on no more than a total of three public company boards (including the Company’s Board) and (ii) all other directors are expected to serve on no more than a total of five public company boards (including the Company’s Board). The Nominating Committee assesses each director’s compliance with this expectation as part of its annual director nomination process. All current directors are in compliance with these service limits.

Stockholder Communications

Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications to our Board or such director c/o Viridian Therapeutics, Inc., 221 Crescent Street, Suite 103A, Waltham, Massachusetts 02453, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent, and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication. The Corporate Secretary will review each communication and then will forward such communication to our Board or to any individual director to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.

Anti-Hedging Policy

We have a policy that prohibits our directors and executive officers subject to Section 16 of the Securities and Exchange Act from engaging in (i) short-term trading; (ii) short sales; (iii) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (iv) hedging transactions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with our Fourth Amended and Restated Bylaws (the “Bylaws”), the Board has fixed the number of directors constituting the Board at seven. At the Annual Meeting, the stockholders will vote to elect the three Class I director nominees named in this Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Our Board has nominated Mr. Jeff Ajer, Dr. Chris Cain, and Dr. Sarah Gheuens for election to our Board. Mr. Ajer was appointed to the Board in April 2025, Dr. Cain was appointed to the Board in March 2025, and Dr. Gheuens was appointed to the Board in September 2023.

Our director nominees have indicated that they are willing and able to serve as our directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the class and Board.

Board Recommendation

The Board recommends a vote “FOR” each of the director nominees set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION

Our Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. In this Proposal 2, we are asking stockholders to vote to ratify this selection. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has served as our independent registered public accounting firm since 2017. The following table summarizes the audit fees billed and expected to be billed by KPMG for the indicated fiscal years and the fees billed by KPMG for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
	2024	2023
	(in thousands)
Audit Fees(1)	$1,659	$2,103
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,659	$2,103

(1)

Audit fees consist principally of fees for professional services provided in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, for the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit and related services such as consent and comfort letters issued in conjunction with registration statements, that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees include services relating to accounting consultations and reviews and due diligence services that are reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

(3)	Tax fees include services relating to tax compliance, tax advice, and tax planning in the United States.
(4)	All other fees include fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee considered the independence of KPMG and whether the audit and non-audit services provided to us are compatible with maintaining that independence. The committee has adopted a set of policies governing the provision of non-audit services by our independent auditor, including procedures by which our Audit Committee must approve in advance all services provided by and fees paid to our independent registered public accounting firm.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the selection of KPMG to serve as our independent registered public accounting firm.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the executive compensation program for our executive officers who are named in the 2024 Summary Compensation Table below (our “Named Executive Officers”). For 2024, our Named Executive Officers were:

•	Stephen Mahoney, President, Chief Executive Officer, and a member of our Board of Directors (our “CEO”);

•	Seth Harmon, Senior Vice President of Finance and Accounting(1);

•	Jennifer Tousignant, Chief Legal Officer(2);

•	Thomas Beetham, Chief Operating Officer;

•	Thomas Ciulla, M.D., Chief Medical Officer(3); and

•	Barrett Katz, M.D., Former Chief Medical Officer(4).

(1)

Mr. Harmon, who served as our Senior Vice President of Finance and Accounting, principal financial officer, and principal accounting officer during 2024, was appointed our Chief Financial Officer, effective January 1, 2025. He continues to serve as our principal financial officer and principal accounting officer.

(2)	Ms. Tousignant was appointed our Chief Legal Officer effective February 12, 2024.
(3)

Dr. Ciulla, formerly the Company’s Chief Development Officer since February 2023, was appointed our Chief Medical Officer effective January 3, 2024. Dr. Ciulla ceased serving as our Chief Medical Officer effective February 28, 2025 and continues to serve as a consultant to the Company.

(4)

Dr. Katz ceased serving as our Chief Medical Officer effective January 3, 2024 and continued to serve as a consultant to the Company until January 3, 2025. For a description of the payments and other benefits that Dr. Katz received in connection with this transition, please see “Executive Transitions” below.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2024. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2024 and discusses the key factors that were considered in determining their compensation. Although the Compensation Discussion and Analysis discusses the compensation for the Named Executive Officers, the same principles and programs apply to all executive officers of the Company. The following discussion should be read together with the compensation tables and related disclosures set forth in the “Executive Compensation” section set forth below.

Executive Summary and Corporate Background

Company Overview

We are a biopharmaceutical company focused on discovering, developing, and commercializing potential best-in-class medicines for serious and rare diseases. We target disease areas where marketed therapies often leave room for improvements in efficacy, safety, and/or dosing convenience. We believe that first generation medicines rarely represent optimal solutions, especially in rare disease areas, and that there is potential to develop differentiated, best-in-class medicines that could lead to improved patient outcomes, reduced side effects, improved quality of life, expanded market access, and augmented market competition. Our business model is designed to identify and evaluate product opportunities in disease areas where trial data establishes proof-of-concept for a drug target in the clinic, but the competitive evolution of the product life cycle management and number of entrants appears incomplete. We intend to prioritize indications where a fast-follower and a potentially differentiated drug candidate, or overall product profile, could create significant medical benefit for patients. We are engineering product candidates to address unmet medical needs for patients and further advance drug innovation.

Our goal is to identify and evaluate product concepts leveraging clinically validated molecular targets using established therapeutic modalities. We prioritize product concepts that are aligned with clinical and commercial hypotheses, which we expect will provide an attractive balance of risk and opportunity, thereby representing a compelling allocation of our resources. We focus on advancing therapeutic proteins that we either in-license or discover internally, incorporating proprietary therapeutic protein and antibody discovery and optimization platforms to advance clinical candidates with unique characteristics. We have built relevant expertise in protein and antibody discovery and engineering, in biologics manufacturing, and in nonclinical and clinical development for thyroid eye disease (“TED”), indications in rare and autoimmune diseases, and for anti-IGF-1R therapies and neonatal Fc receptor (“FcRn”) inhibitor therapies. We have also built relevant expertise in the commercialization of antibody-based therapies, including for use in TED.

Our approach to rapidly discovering and developing novel therapeutics relies on our scientific expertise in evaluating pre-existing clinical proof-of-concept data for the drug targets we are pursuing, and opportunities to improve upon existing investigational and/or approved therapies. This approach informs how we design, select, and develop our product candidates, including in critical areas such as pharmacokinetics, pharmacodynamics, clinical trial design, trial endpoints, and the selection and recruitment of patients. We believe this strategy reduces the risks associated with discovering and developing novel therapeutics.

2024 Business Highlights

During 2024, we achieved several important business milestones, including but not limited to, the following:

Source: 1Viridian THRIVE & THRIVE-2 data on file. CAS = clinical activity score, FcRn = neonatal Fc receptor, IgG = Immunoglobulin G, IND = Investigational New Drug, NHP = non-human primate, TED = thyroid eye disease.

2024 Executive Compensation Highlights

Based on our overall operating environment and, as it relates to the 2024 Annual Bonus Plan (defined below), the business milestones achieved during 2024, including as described above, our Board of Directors took the following key actions with respect to the compensation of our Named Executive Officers for and during 2024:

•

Base Salaries. In February 2024, approved annual base salary increases, effective January 1, 2024, ranging from 2.3% to 6.1% for certain of our Named Executive Officers. There were no base salary adjustments for the Named Executive Officers who joined the Company in the fourth quarter of 2023.

•

Annual Cash Bonuses. Approved annual cash bonus awards that represented approximately 130% of their target annual cash bonus opportunities as calculated pursuant to the terms of the Viridian, Inc. Annual Bonus Plan (the “2024 Annual Bonus Plan”).

•

Long-Term Incentive Compensation. In 2024, our Board of Directors did not grant any long-term incentive compensation opportunities in the form of equity awards to our Named Executive Officers, except for an option to purchase shares of our common stock granted to Dr. Ciulla in connection with his appointment as our Chief Medical Officer and an option to purchase shares of our common stock granted to Ms. Tousignant in connection with her employment and appointment as Chief Legal Officer, in each case awarded in February 2024.

Executive Compensation Policies and Practices

We endeavor to maintain executive compensation policies and practices that reflect sound governance practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation policies and practices that were in effect during 2024:

What We Do

•

Maintain Independent Compensation Committee: Throughout 2024, the Compensation Committee was composed of independent directors who determined our compensation policies and practices. The Compensation Committee and our Board of Directors have established methods of communicating with our stockholders, as described in the section of this Proxy Statement entitled “Directors, Executive Officers and Corporate Governance – Stockholders Communications.”

•

Annual Executive Compensation Review: The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes.

•

Maintain Independent Compensation Advisor: The Compensation Committee engaged its own compensation consultants to assist with its 2024 compensation review. These compensation consultants performed no other consulting or other services for us in 2024.

•

Compensation At-Risk: Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our executive officers and stockholders.

•

Multi-Year Vesting Requirements: It is our practice that the equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and with our retention and stockholder alignment objectives.

•

Compensation Recovery Policy: We maintain a compensation recovery (“clawback”) policy that complies with the requirements of Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards (together, the “Clawback Policy”) for our current and former executive officers for the recovery of any erroneously awarded performance-based incentive compensation.

•	“Double-Trigger” Change-in-Control Arrangements: All vesting of equity awards upon a change-in-control of the Company is based on a “double-trigger” arrangement (that is, both a change-in-control of the Company plus a qualifying termination of employment must occur before accelerated vesting occurs).

What We Don’t Do

•

No Executive Retirement Plans: We do not currently offer, nor do we have plans to offer, defined benefit pension plans or arrangements or any supplemental executive retirement plans to our executive officers. Our executive officers are eligible to participate in our Section 401(k) defined contribution retirement savings plan on the same basis as our other employees.

•	No Special Health and Welfare Benefits: Our executive officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees.

•	Limited Perquisites: We provide minimal perquisites and other personal benefits to our executive officers.

•

No Tax Payments on Perquisites: We do not provide to our executive officers any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation benefits.

•

No Tax Payments on Change-in-Control Arrangements: Our agreements and plans do not contain any excise tax reimbursement provisions (including “gross-ups”) related to payments or benefits contingent upon a change-in-control of the Company.

•

No Hedging or Pledging of our Equity Securities Without Pre-Clearance: We prohibit our employees, including our executive officers, and the non-employee members of our Board of Directors from hedging or pledging our equity securities.

•

No Option Re-pricing: The Viridian Therapeutics, Inc. 2016 Equity Incentive Plan does not permit options to purchase shares of our common stock to be repriced to a lower exercise or strike price without the approval of our stockholders.

Stockholder Advisory Vote on Our Named Executive Officer Compensation

At our 2024 Annual Meeting of Stockholders, we held a non-binding, advisory vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote) and approximately 58% of the votes cast (for and against) approved our executive compensation program for 2023. Our Board of Directors noted that this result represented the second consecutive year in which we received less than 70% support for our executive compensation program and a significant decline from our prior Say-on-Pay support in 2022 and 2021. As a result, our Board of Directors requested that our management, assisted by the Compensation Committee, as appropriate, engage with our stockholders to identify and understand their concerns about our executive compensation program.

Stockholder Engagement Activities

During the fourth quarter of 2024 and extending into the first quarter of 2025, we assessed our stockholder base and reached out to our thirty largest stockholders representing approximately 84% of our outstanding common stock. Of the thirty stockholders contacted, we met with eight stockholders (representing approximately 38% of our outstanding common stock), two of the stockholders (representing approximately 10% of our outstanding common stock) responded to the outreach and indicated that no further engagement was necessary, and the remainder of the stockholders (representing approximately 37% of our outstanding common stock) did not respond or provide feedback to our outreach request.

In our outreach communication, we asked for feedback on our 2024 Annual Meeting ballot items, including our Say-on-Pay and our equity plan proposals, as well as for any other feedback on our corporate governance practices and executive compensation program. In particular, we sought their feedback on their support for the proposals we made at our 2024 Annual Meeting, including our 2024 Say-on-Pay, equity plan share increase, and director election proposals.

We also reviewed the vote recommendations and the analysis of our executive compensation program prepared by Institutional Shareholder Services and Glass Lewis to understand the perspective of proxy advisory firms as certain stockholders may utilize these recommendations and analyses.

What We Heard

Members of our Legal, Finance, and Investor Relations departments participated in meetings with the eight stockholders. In these meetings, we heard the stockholders’ perspectives on matters related to the proposals included in our 2024 definitive proxy statement, as well as corporate governance and other matters important to the stockholders. We received feedback in the following areas: (i) executive compensation, including the nature and extent of our disclosures relating to our compensation practices and corporate performance metrics, (ii) corporate governance, including Board composition with respect to racial and ethnic diversity, and Board structure, and (iii) equity compensation, including our annual equity plan proposal, dilution, burn rate, and policies related thereto.

Our Response

In light of the feedback received over the course of our stockholder engagement, this Proxy Statement includes additional disclosures regarding our executive compensation policies and practices. Specifically, with regard to our executive compensation policies and practices, we added disclosure regarding our compensation methodology and the corporate performance metrics used in determining compensation, including annual base salary and annual bonuses, and how such methodology and metrics align the interests of our executives with our stockholders.

We value the opinions of our stockholders. Stockholder feedback, including through direct discussions and future Say-on-Pay votes, will be reported to our Board of Directors throughout the year. Our goal is to be responsive to our stockholders and ensure we understand and address their concerns and observations. Our Board of Directors and the Compensation Committee will consider the outcome of our Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers.

At our 2020 Annual Meeting of Stockholders, our stockholders expressed a preference for holding future Say-on-Pay votes on an annual, rather than a biennial or triennial, basis following a non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). In recognition of this preference and other factors considered, our Board of Directors determined that we would hold annual Say-on-Pay votes until the next Say-When-on-Pay vote. Following the 2025 Annual Meeting, our next Say-on-Pay vote will take place at our 2026 Annual Meeting of Stockholders at which time we will also conduct a Say-When-on-Pay vote.

Executive Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of tying the compensation of our executive officers to key, measurable short-term goals and granting long-term equity awards that will provide value when our stock price increases. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns our executive officers’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	attract, motivate, reward, and retain superior executive talent through market competitive compensation and benefit levels within the context of responsible cost management;

•	create strong alignment between our financial and operational results and strategic objectives and the compensation of our executives;

•	provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value; and

•

link the interests and objectives of our executives with the interests and objectives of stockholders through the grant of long-term equity incentive compensation and align their cash incentive opportunities to our annual performance.

We design the annual compensation of our Named Executive Officers using three principal elements: base salary, annual cash bonus opportunities, and long-term equity incentive opportunities in the form of equity awards. Further, we use competitive positioning to assist us in assessing the pay levels and pay mix of each of our Named Executive Officers. Actual compensation levels may be above or below our stated philosophy based on individual skills and experience, the scope of individual roles and responsibilities, and individual performance.

Compensation-Setting Process

Role of the Board of Directors and Compensation Committee

Our Board of Directors and the Compensation Committee review the compensation for all our employees, including our Named Executive Officers, annually. The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to overseeing (i) our overall compensation philosophy, policies, and programs and (ii) the compensation of our senior employees (Senior Vice President level and above), including our Named Executive Officers and non-employee directors. The Compensation Committee develops proposed compensation levels and presents compensation recommendations to our Board of Directors for approval pursuant to the Compensation Committee’s charter. Our Board of Directors reviews the Compensation Committee’s recommendations and approves the compensation of our executive officers, including our Named Executive Officers. The Compensation Committee also develops and presents recommendations to our Board of Directors for approval with respect to the compensation of the non-employee members of our Board of Directors.

The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter of the Compensation Committee is available without charge at investors.viridiantherapeutics.com/governance.

The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in developing recommendations for our Board of Directors with respect to the compensation of our executive officers, including our Named Executive Officers.

Setting Target Total Direct Compensation

The Compensation Committee conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the fourth quarter of each fiscal year. As part of this review, the Compensation Committee evaluates the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria.

The Compensation Committee does not establish a specific target for formulating the compensation opportunities of our executive officers, including our Named Executive Officers. In developing recommendations about the target total direct compensation opportunities of our executive officers, which we define as annual base salary, target annual cash bonus awards, and target long-term incentive compensation, the Compensation Committee considers various factors, including our performance against the financial, operational, and strategic objectives established by our Board of Directors, the compensation for comparable positions in the competitive market (based on the companies in our compensation peer group and, in certain instances, selected broad-based compensation surveys), the historical compensation levels of our executive officers, internal compensation parity among our executive officers, individual performance as compared to our expectations and objectives, our desire to motivate our executive officers to achieve short-term and long-term results that are in the best interests of our stockholders and a long-term commitment to the Company, the retention risk (and related replacement cost) of each individual executive officer, and the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).

These factors provide the framework for formulating and developing recommendations regarding the compensation opportunity for each executive officer, including each Named Executive Officer. No single factor is determinative in developing these recommendations, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee targets a general competitive position with respect to the mix and level of base salary, annual cash bonus opportunities, and long-term incentive compensation opportunities provided to our Named Executive Officers, which is based in part on an analysis of the competitive market provided by the Compensation Committee’s independent compensation consultant.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate performance, individual performance, and their perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive officers, including our Named Executive Officers (except with respect to his own compensation).

The Compensation Committee reviews and discusses with our CEO management’s proposals and recommendations and considers them as one factor in formulating and developing its recommendations to our Board of Directors with respect to the compensation of our executive officers, including our Named Executive Officers. Our CEO also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed (except with respect to discussions involving his own compensation).

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain an external compensation consultant to assist it through the provision of information, analysis, and other advice relating to our executive compensation program and to provide compensation-related recommendations. The Compensation Committee has the sole authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee initially engaged Radford, an Aon Hewitt Company, a national compensation consulting firm (“Radford”), to serve as its compensation consultant and advise on executive compensation matters for the fiscal year ending December 31, 2024. In June 2024, the Compensation Committee evaluated its consultants and selected Compensia, Inc., a national compensation consulting firm (“Compensia”), to serve as its compensation advisor for the rest of 2024 and continuing into 2025. Under the terms of their engagements, each compensation consulting firm reported directly to the Compensation Committee and its chair, and served at the discretion of the Compensation Committee, which reviews the engagement annually.

During 2024, one or more representatives of each compensation consulting firm attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including, among other projects, the review, analysis, and updating of our compensation peer group; the review and analysis of the various compensation elements and opportunities of our executive officers, including our Named Executive Officers, and a review and analysis of the compensation of the non-employee members of our Board of Directors, as analyzed against competitive market data based on the companies in our compensation peer group and, in the case of our executive officers, selected compensation surveys. Compensia also provided consulting services to the Company regarding equity compensation matters and assisted with the review of the “Compensation Discussion and Analysis” section of this proxy statement.

In 2024, neither compensation consulting firm provided any other consulting or other services to us.

The Compensation Committee evaluated its relationship with each compensation consulting firm to confirm that each such firm was and is independent from management. This review process included a review of the services that the firm provided, the quality of those services, and the fees associated with the services provided during 2024. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and the listing standards of Nasdaq and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by either of the compensation consulting firms.

Competitive Positioning

With assistance from its compensation consultant, the Compensation Committee uses a comparative framework to identify specific peer companies and data sources to assess and develop our executive pay philosophy and compensation positioning. The Compensation Committee uses this framework to assess pay levels and mixture of aggregate executive compensation, including base salary levels, target total cash compensation opportunities, and long-term incentive compensation opportunities. Our compensation positioning is then evaluated relative to our compensation peer group and, in certain instances, other relevant data sources (such as selected broad-based compensation surveys).

In 2023, the Compensation Committee directed its then-compensation consultant to review and update the compensation peer group used to analyze and establish the compensation of our executive officers to reflect current market conditions, to remove acquired or to be acquired companies and those which fell meaningfully above or below best practice size ranges, and to retain key peer companies identified by management and/or the Compensation Committee. In identifying and selecting the companies that comprise the updated compensation peer group, the then-compensation consultant considered the following selection criteria:

•	publicly traded biopharmaceutical companies in the endocrinology or ophthalmology sectors, where possible;

•	similar market capitalization – within a range of approximately $200 million to approximately $3.0 billion, our then-market capitalization;

•	stage of development – later stage biopharmaceutical companies (phase II or later);

•	headcount – companies with fewer than 250 employees; and

•	geographic location – areas identified as biotechnology “hubs.”

The updated compensation peer group for 2024 as approved by the Compensation Committee in October 2023 consisted of the following publicly traded companies:

Aerovate Therapeutics	Day One Biopharmaceuticals	Morphic Holding
Akero Therapeutics	Immunovant	Pliant Therapeutics
AnaptysBio	KalVista Pharmaceuticals	Prothena
Arcus Biosciences	Keros Therapeutics	Replimune Group
Arcutis Biotherapeutics	Kiniksa Pharmaceuticals	Sutro Biopharma
Celldex Therapeutics	Kura Oncology	Syndax Pharmaceuticals
Crinetics Pharmaceuticals	Mersana Therapeutics	Ventyx Biosciences
Viking Therapeutics

The Compensation Committee uses data drawn from the companies in our compensation peer group to evaluate the competitive market when developing its recommendations for the annual total direct compensation packages for our executive officers, including base salary levels, target annual cash bonus opportunities, and long-term equity incentive opportunities.

The Compensation Committee reviews our compensation peer group periodically as it deems appropriate and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. In September 2024, the Compensation Committee, with the advice and assistance of Compensia, further reviewed and approved the following changes to the peer group based on refinement of the selection criteria previously used, for purposes of assessing executive compensation for 2025: (i) Aerovate Therapeutics, Arcutis Biotherapeutics, Crinetics Pharmaceuticals, Immunovant, Mersana Therapeutics, Ventyx Biosciences, and Viking Therapeutics were removed from the peer group, and (ii) Cogent Biosciences, Erasca, Ocugen, Praxis Precision Medicines, and Vera Therapeutics were added to the peer group. Additional information about the Compensation Committee’s executive compensation decisions for 2025 will be provided in our definitive proxy statement for the 2026 annual meeting of stockholders.

Compensation Elements

Generally, our executive compensation program consists of three principal elements—base salary, annual cash bonus opportunities, and long-term equity incentive opportunities in the form of options to purchase shares of our common stock:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market

Performance-Based Annual Cash Bonuses	Variable	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives

Long-Term Equity Incentive Awards	Variable	Equity awards in the form of options to purchase shares of our common stock	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value; promotes retention through a multi-year vesting schedule

Base Salary

Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by the Compensation Committee or our Board of Directors, as applicable, taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our Named Executive Officers are reviewed annually by the Compensation Committee or our Board of Directors, as applicable, typically in connection with our annual performance review process, and are adjusted from time to time to realign salaries with market levels after taking into account each individual’s role, responsibilities, skills, internal compensation parity among our executive officers, performance, and experience.

In January 2024, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis prepared by Radford, its then-compensation consultant, and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee recommended to our Board of Directors that it adjust the base salaries of each of our executive officers to bring their base salaries to levels that were comparable to those of similarly-situated executives at the companies contained in the competitive market analysis referred to above. Subsequently, our Board of Directors approved these recommendations.

The year-end base salaries of our Named Executive Officers who were serving in office as of the end of 2024 were as follows:

Named Executive Officers	2023 Annual Base Salary ($)	2024 Annual Base Salary ($)		Percentage Adjustment (%)
Mr. Mahoney	650,000	650,000		—%
Mr. Harmon	410,000	419,600		2.34%
Ms. Tousignant(1)	—	450,000	(1)	—%
Mr. Beetham	500,000	500,000		—%
Dr. Ciulla	480,000	509,300		6.10%

(1)	Ms. Tousignant’s base salary was established in connection with her commencement of employment.

The base salaries actually paid to our Named Executive Officers during 2024 are set forth in the “2024 Summary Compensation Table” below.

Annual Cash Bonuses

Our annual cash bonus program is intended to reward our executive officers, including our Named Executive Officers, for meeting or exceeding pre-established objective or subjective performance goals for the year, based on our annual business goals.

In January 2024, the Compensation Committee recommended, and our Board of Directors subsequently approved, the 2024 Annual Bonus Plan to provide incentives for our executive officers, including our Named Executive Officers, to meet or exceed certain business and financial objectives set by the Compensation Committee, which were based on our 2024 annual operating plan. Each of our executive officers, including our Named Executive Officers, was eligible to receive a target bonus (established as a percentage of his or her base salary as set forth in his or her employment agreement) with respect to our 2024 performance.

Target Annual Cash Bonus Opportunities

In January 2024, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual cash bonus opportunities of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis prepared by Radford, its then-compensation consultant, and the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee recommended to our Board of Directors that it maintain the target annual cash bonus opportunity for our executive officers at the levels previously established in their respective employment agreements. Subsequently, our Board of Directors approved these recommendations.

The target annual cash bonus opportunities of our Named Executive Officers for 2024 who were serving in office as of the end of 2024 were as follows:

Named Executive Officers	2024 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2024 Target Annual Cash Bonus Opportunity ($)
Mr. Mahoney	55%	357,500
Mr. Harmon	40%	167,840
Ms. Tousignant(1)	40%	180,000
Mr. Beetham	45%	225,000
Dr. Ciulla	40%	203,720

(1)	Ms. Tousignant’s 2024 target annual cash bonus opportunity was established in connection with her commencement of employment.

2024 Annual Bonus Plan Performance Goals

In February 2024, the Board of Directors selected and approved the following performance metrics, specific goals, and related weightings for purposes of the 2024 Annual Bonus Plan. Our Board of Directors considered these goals to be important to stockholder value creation because they would enable us to advance our mission of developing potential “best-in-class” medicines for patients with serious and rare diseases. These goals recognize the value in achieving phase 3 readouts of our intravenous IGF-1R inhibitor, veligrotug, in TED, and moving towards potential commercialization; initiating phase 3 trials of our subcutaneous IGF-1R inhibitor, VRDN-003, in TED; advancing the candidates in our FcRn pipeline, including moving the first candidate towards clinical studies; as well as several additional financial and organizational goals.

Goal	Achievement Highlights

TED Franchise – Weight: 65% Meet various progress milestones in development of our thyroid eye disease (“TED”) franchise, including several milestones for veligrotug and VRDN-003

✓ Met

•  Completed enrollment, database lock, and topline data release for the THRIVE and THRIVE-2 pivotal phase 3 studies of veligrotug where the primary and secondary outcomes were met with statistical significance.

•  Achieved several additional development, manufacturing and regulatory milestones for veligrotug.

•  Initiated pivotal phase 3 studies for VRDN-003 and met other manufacturing milestones.

FcRn Pipeline – Weight: 20% Meet various progress milestones in development of our FcRn franchise

✓ Met

•  Released data in non-human primates for our FcRn inhibitor product candidate, VRDN-008, demonstrating longer half-life and a deeper and more sustained reduction in IgG reduction head-to-head with efgartigimod.

•  Submitted an Investigational New Drug Application for our FcRn inhibitor product candidate, VRDN-006.

Goal	Achievement Highlights

Financial Oversight – Weight: 10% Meet certain goals related to capitalization, long-range financial planning, and preparation for commercialization	✓ Met • Executed successful capital raises in the amount of ~$475 million. • Extended cash runway into the second half of 2027.

Organization – Weight: 5% Meet various organizational goals related to maintaining and enhancing our corporate resilience	✓ Met • Achieved various metrics to enhance organizational resilience.

In December 2024, the Compensation Committee determined that we had achieved each of the performance goals under each of the categories described above. The Compensation Committee also determined that we had achieved the pre-established “stretch” performance criteria established for certain of these performance goals. The Compensation Committee further noted our significant additional, value-driving corporate accomplishments in 2024, including building the operating teams necessary to achieve our goals and completing several outstanding agreements and internal processes, all while continuing to execute on or exceed the pre-established performance goals under the 2024 Annual Bonus Plan.

2024 Annual Bonus Plan Payouts

Based on the achievement of our performance goals, the stretch criteria, and additional corporate accomplishments, the Compensation Committee recommended, and our Board of Directors approved, annual bonus awards to the participants in the 2024 Annual Bonus Plan, including our Named Executive Officers, with an aggregate performance payout equal to 130% of the target bonus opportunity. Based on these actions, the following annual cash bonus payouts were made to our Named Executive Officers for 2024:

Named Executive Officer	2024 Target Annual Bonus Opportunity (as a percentage of base salary)	2024 Target Annual Bonus Opportunity ($)	Aggregate Performance Payout (as a % of target annual bonus opportunity)	Annual Bonus Payout ($)
Mr. Mahoney	55%	357,500	71.5%	464,750
Mr. Harmon	40%	167,840	52%	218,192
Ms. Tousignant	40%	180,000	52%	234,000
Mr. Beetham	45%	225,000	58.5%	292,500
Dr. Ciulla	40%	203,720	52%	264,836

The annual bonuses actually paid to our Named Executive Officers for 2024 are set forth in the “2024 Summary Compensation Table” below.

Long-Term Equity Incentives

As a biopharmaceutical company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate, reward, and retain qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and to more closely align executive compensation with overall company goals and objectives. We consider long-term equity incentive compensation to be the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers, including our Named Executive Officers, with the interests of our stockholders. Equity awards also serve to retain our executive officers and motivate them to make important contributions to our performance. The realized value of these equity awards is dependent on our stock price, and, therefore, these awards provide an additional incentive for our executive officers to create value for our stockholders. Further, because our equity awards for executive officers, including our Named Executive Officers, typically are earned and/or vest over a multi-year period, equity awards also help us retain our executive officers in a highly competitive market.

As a biopharmaceutical company, we grant options to purchase shares of our common stock as our primary vehicle under our long-term incentive compensation program. Because options to purchase shares of our common stock provide for an economic benefit only in the event that our stock price increases over the exercise price of the option (for which the exercise price is equal to the fair market value of our common stock as of the date of grant), our Board of Directors believes that these equity awards effectively align the interests of our executive officers, including our Named Executive Officers, with those of our stockholders and provide our executive officers with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. The choice to grant options to our executive officers also reflects our Board of Directors’ belief that our executive officers are in a direct position to influence the market price of our common stock. In addition, because they are subject to a multi-year vesting requirement, options serve our retention objectives since our executive officers must remain continuously employed by us through the applicable vesting dates to have an opportunity to exercise their stock options.

In 2024, except for the promotional equity and new-hire awards described in the next two paragraphs and the equity award granted to Dr. Katz in connection with his provision of consulting services to us (described below), we did not grant any equity awards to our CEO or any of our Named Executive Officers. The Compensation Committee and our Board determined that, for the executive officers hired in or after October 2023, the initial equity awards in the form of options to purchase shares of our common stock that were granted to such executive officers in connection with their initial employment were sufficient to continue to compensate and incentivize them during 2024. For the other executive officers, the Compensation Committee and our Board determined that equity awards granted in the form of options to purchase shares of our common stock in November 2023 were sufficient to continue to compensate and incentivize them during 2024.

In February 2024, based in part on competitive market data provided by Radford, the Compensation Committee recommended, and our Board of Directors approved, the grant of an option to purchase 50,000 shares of our common stock to Dr. Ciulla in connection with his appointment as our Chief Medical Officer. These options vest in 48 equal monthly installments, contingent on Dr. Ciulla’s continued service to us through each vesting date.

In February 2024, the Board of Directors approved the grant of an option to purchase 290,000 shares of our common stock to Ms. Tousignant in connection with her appointment as our Chief Legal Officer. These options vest as to 25% on the one-year anniversary of the grant and in equal monthly installments over the thirty-six months following the one-year anniversary, subject to Ms. Tousignant’s continued employment with the Company on each vesting date.

The equity awards granted to our Named Executive Officers during 2024 are set forth in the “2024 Summary Compensation Table” and the “2024 Grants of Plan-Based Awards Table” below.

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as our other employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, group life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits. In addition, our employees, including our executive officers, are eligible to receive remote work stipends on a non-discriminatory basis.

We maintain a Section 401(k) defined contribution retirement savings plan for the benefit of our eligible employees under which participants are permitted to contribute a percentage of their compensation on a pre-tax basis, subject to limits in the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Contributions to the Section 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the plan. Our executive officers, including our Named Executive Officers, are eligible to participate in the Section 401(k) plan on the same basis as our other employees. Under the Section 401(k) plan, each participant is fully vested in his or her deferred salary contributions. Participant contributions are held and invested by the plan’s trustee, subject to a participant’s ability to give investment directions by following specified procedures. In 2024, we provided matching contributions of up to 100% of the first 4% of each participant’s eligible contributions to the Section 401(k) plan.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of such person’s duties, to make the executive officer more efficient and effective, and for recruitment and retention purposes. In 2024, none of our Named Executive Officers received perquisites or other personal benefits in amounts equal to or greater than $10,000.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Agreements

We have entered into written employment agreements with each of our Named Executive Officers who were employed as of the end of 2024. We believe that these agreements were necessary to secure the service of these individuals in a highly competitive job market. Each of these employment agreements does not have a specific term and provides for “at will” employment (meaning that either the Company or the executive officer may terminate the employment relationship at any time, including by the Company with or without cause). These employment agreements generally set forth the Named Executive Officer’s base salary, target annual cash bonus opportunity, and eligibility to receive annual equity awards based upon performance and award guidelines as established by our Board of Directors or the Compensation Committee.

These employment agreements also provide that each Named Executive Officer is eligible to receive severance payments and benefits upon a qualifying termination of employment, as more fully described in “Potential Payments upon Termination or Change in Control” below.

In addition, each employment agreement also requires each Named Executive Officer to enter into our standard form of Invention Assignment, Non-Disclosure, and Business Protection Agreement, which contains provisions requiring assignment of intellectual property, various restrictive covenants, and a prohibition on the unauthorized use or disclosure of our confidential information and trade secrets, among other obligations.

For detailed descriptions of the employment arrangements with our Named Executive Officers who were employed as of the end of 2024, see “—
Narrative to 2024 Summary Compensation Table and 2024 Grants of Plan-Based Awards Table
” below.
Executive Transition
Dr. Katz transitioned to a consulting role and ceased to serve as Chief Medical Officer of the Company on January 3, 2024 following his involuntary termination from the Company. He was succeeded as Chief Medical Officer of the Company by Dr. Ciulla.
The Company entered into a separation agreement (the “Separation Agreement”) with Dr. Katz on January 3, 2024 (the “Separation Date”), the terms of which were generally determined by his employment agreement. Pursuant to the terms of the Separation Agreement, Dr. Katz received the following severance payments and benefits: (i) continued payment of his current annual base salary for a period of 52 weeks following the Separation Date in the amount of $502,228, (ii) a one-time
payment equal to 105% of his 2023 target annual performance bonus amount in the amount of $210,935.76, (iii) an additional one-time
payment equal to 100% of his target annual performance bonus amount in the amount of $200,891.20, (iv) the equivalent of 12 months immediate vesting as measured from the Separation Date of all of Dr. Katz’s stock options and equity awards subject to time-based vesting that were outstanding as of January 18, 2021, and (v) a one-time
payment of Dr. Katz’s COBRA or other healthcare payments in the amount of $24,000. The payment of the foregoing benefits under the Separation Agreement was conditioned upon Dr. Katz’s execution of a general release of claims in favor of the Company.
Dr. Katz continued to serve as a consultant to the Company until January 3, 2025 pursuant to a consulting agreement between him and the Company (the “Consulting Agreement”) dated January 3, 2024. In exchange for providing consulting services under the Consulting Agreement, Dr. Katz received a consulting fee of $10,000 per month during the term of the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, Dr. Katz was also awarded an option to purchase up to 67,500 shares of the Company’s common stock, which vested in full on January 1, 2025.
Other Compensation Policies
Insider Trading Policy and Hedging and Pledging Policies
We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by the Company and our directors, executive officers, and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Our Insider Trading Policy requires all directors, officers, and employees of the Company, and their immediate family members and other persons living in their households (“Company Associates”), to consult our Chief Legal Officer prior to engaging in any hedging or pledging transactions involving our equity securities. Any request for pre-clearance
of a hedging or similar arrangement must be submitted to our Chief Legal Officer at least 30 days before the proposed execution of documents evidencing the proposed transaction. Our Chief Legal Officer will then determine whether the transaction may proceed and, if so, assist in complying with the SEC’s reporting requirements. Any Company Associate proposing to pledge our equity securities as collateral for a loan must submit a request for pre-clearance
to our Chief Legal Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. Our Chief Legal Officer will then determine whether the transaction may proceed. Our Policy on Trading in Securities prohibits our directors and executive officers subject to Section 16 of the Securities and Exchange Act from engaging in short sales and transactions in puts, calls, or other derivative securities (whether on an exchange or in any other organized market) with respect to our equity securities. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form
10-K
for the year ended December 31, 2024.

Compensation Recovery (“Clawback”) Policy
We maintain an incentive compensation recovery (“clawback”) policy which complies with the requirements of Exchange Act Rule
10D-1
and the applicable Nasdaq listing standards (the “Clawback Policy”). Our policy sets forth the circumstances and procedures under which we must recover certain erroneously awarded compensation paid to “covered executives” (as defined in the Clawback Policy). The Clawback Policy provides that if we are required to prepare an accounting restatement of our financial statements due to our material non-compliance
with any financial reporting requirement under the securities laws (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), we will recover on a reasonably prompt basis the amount of any incentive-based compensation received by a covered executive during the recovery period that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. The recovery of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement.
For purposes of the Clawback Policy, “incentive-based compensation means” any compensation granted, earned, or vested based in whole or in part on our attainment of a financial reporting measure that was received by a person (i) on or after October 2, 2023 and after such person began service as a covered executive and (ii) who served as a covered executive at any time during the performance period for the incentive-based compensation.
Equity Award Grant Policy
Our Insider Trading Policy prohibits the grant of stock options, stock appreciation rights, or similar option-like instruments when we are in possession of material nonpublic information. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The following table contains information required by Item 402(x)(2) of Regulation
S-K
about stock options granted to our NEOs in the last completed fiscal year during the period from four business days before to one business day after the filing of any Current Report on Form
8-K
that discloses material nonpublic information. Except for the stock option grant to Dr. Katz disclosed below, none of our other NEOs were granted stock options within such period and we did not grant any stock options, stock appreciation rights, or similar option-like instruments to our NEOs during the period from four business days before to one business day after the filing of any of the Company’s Quarterly Reports on Form
10-Q,
or the filing of the Company’s Annual Report on Form
10-K.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/sh)	Grant Date Fair Value of the Award
Percentage Change in the Closing Market Price
of the Securities Underlying the Award
Between the Trading Day Ending Immediately
Prior to the Disclosure of Material Nonpublic
Information and the Trading Day Beginning
Immediately Following the Disclosure of
Material Nonpublic Information

Dr. Barrett Katz	1/4/2024	67,500	$22.00	$1,064,201	-12.96%
Compensation Risk Assessment
Consistent with SEC disclosure requirements, we have assessed our compensation policies, practices, and awards, and have concluded that our compensation policies, practices, and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that although a portion of the compensation provided to our Named Executive Officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our Named Executive Officers and other employees to remain focused on both short-term and long-term strategic goals, with oversight from our Board of Directors and the Compensation Committee. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Tax Considerations – Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to our “covered executive officers” (which include our CEO and our Chief Financial Officer), will not be deductible to the extent it exceeds $1 million. While the Compensation Committee considers the deductibility of awards as one factor in developing its recommendations on the compensation of our executive officers, including our Named Executive Officers, our Board of Directors and the Compensation Committee also consider other factors in making their decisions and recommendations, respectively, and retain the flexibility to award compensation that they determine to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Viridian Therapeutics, Inc. Compensation Committee
Arlene Morris, Chair
Tomas Kiselak
Jennifer Moses

EXECUTIVE COMPENSATION

2024 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs during the last three fiscal years ended December 31, 2024, 2023, and 2022, respectively (or such shorter period of the NEO’s service).

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards(1) ($)	Nonequity incentive plan compensation(2) ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation(3) ($)	Total ($)
Stephen Mahoney, Chief Executive Officer	2024	650,000	—	—	464,750	—	2,704	1,117,454
	2023	112,847	63,762	12,302,728	—	—	184	12,479,521
	2022	—	—	—	—	—	—	—
Seth Harmon, Senior Vice President, Finance and Accounting	2024	419,600	123,000	—	218,192	—	9,867	770,659
	2023	241,427	372,200	5,930,567	—	—	4,332	6,548,526
	2022	—	—	—	—	—	—	—
Jennifer Tousignant, Chief Legal Officer	2024	400,568	150,000	4,117,147	234,000	—	9,309	4,911,024
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Thomas Beetham, Chief Operating Officer	2024	500,000		—	292,500	—	17,000	809,500
	2023	86,806	40,130	4,634,282	—	—	184	4,761,402
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Dr. Thomas Ciulla, Chief Medical Officer	2024	509,300	144,000	674,505	264,836	—	17,968	1,610,609
	2023	414,037	235,088	9,995,181	—	—	1,806	10,646,112
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Dr. Barrett Katz, Former Chief Medical Officer	2024	5,707	—	1,064,201	—	—	1,090,915	2,160,823

	2023	502,228	—	2,763,883	—	—	9,888	3,275,999
	2022	487,600	136,528	1,475,039	—	—	11,488	2,110,655
	2021							—

(1)

Amounts shown in these columns do not reflect dollar amounts actually received by our NEOs. Instead, in accordance with the SEC rules, these amounts reflect the aggregate grant date fair value of stock options to purchase common stock and awards of restricted stock units that were granted during the applicable fiscal year, as well as the aggregate incremental fair value of stock options modified during the applicable fiscal year, in each case computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”), disregarding the effects of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 11, “Share-Based Compensation” in our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025.

(2)

Amounts shown reflect payments under our 2024 Annual Bonus Plan. Please see “Annual Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement for additional information.

(3)

The dollar amounts shown in this column consist of: (i) $1,600 in remote work stipends for Mr. Mahoney, Mr. Harmon, Ms. Tousignant, Mr. Beetham and Dr. Ciulla; (ii) Company-paid life insurance premiums of $1,104 for Mr. Mahoney, $720 for Mr. Harmon, $966 for Ms. Tousignant, $2,064 for Mr. Beetham, and $3,168 for Dr. Ciulla; (iii) Company matching contributions with respect to our 401(k) Plan of $0 for Mr. Mahoney, $7,547 for Mr. Harmon, $6,743 for Ms. Tousignant, $13,336 for Mr. Beetham, and $13,200 for Dr. Ciulla; and (iv) in the case of Dr. Katz, the total value of 2024 severance payments $970,915 and consulting fees of $120,000.

Grants of Plan-Based Awards for Fiscal Year 2024 Table

The following table shows potential payouts under our annual cash incentive awards and information regarding grants of equity awards that we made during the fiscal year ended December 31, 2024 to each of our Named Executive Officers.

Name and Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			All Other Option Awards: Number of Securities Under- lying Options(#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards($)(2)
		Threshold	Target	Maximum
Stephen Mahoney	—	—	$357,500	—	—	—	—
Seth Harmon	—	—	$167,840	—	—	—	—
Jennifer Tousignant	—	—	$180,000	—	—	—	—
	2/12/2024	—	—	—	290,000	$19.68	$4,117,147
Thomas Beetham	—	—	$225,000	—	—	—	—
Dr. Thomas Ciulla	—	—	$203,720	—	—	—	—
	2/5/2024	—	—	—	50,000	$18.70	$674,505
Dr. Barrett Katz	—	—	—	—	—	—	—
	1/4/2024	—	—	—	67,500	$22.00	$1,064,201

(1)

Non-Equity Incentive Plan amounts above reflect short-term cash incentives granted under our 2024 Annual Bonus Plan as discussed above in the Compensation Discussion and Analysis. Actual amounts earned under such awards are shown in footnote 2 to the 2024 Summary Compensation Table.

(2)

Reflects the grant date fair value of stock options to purchase common stock, as well as the aggregate incremental fair value of stock options modified during 2024, in each case as computed in accordance with FASB ASC Topic 718. Please see footnote 1 to the 2024 Summary Compensation Table for additional information.

Narrative Disclosure to 2024 Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2024 Table

Mahoney Employment Agreement

Mr. Mahoney has served as our President and Chief Executive Officer since October 2023. In connection with Mr. Mahoney’s appointment as President and Chief Executive Officer effective October 30, 2023, Mr. Mahoney entered into an employment agreement with the Company. Pursuant to the terms of his employment agreement, Mr. Mahoney is entitled to an annual base salary and target bonus opportunity, set at $650,000 and 55% of his base salary, respectively, subject to adjustment from time to time by the Board of Directors, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time.

Beetham Employment Agreement

Mr. Beetham has served as our Chief Operating Officer since October 2023. In connection with his appointment as Chief Operating Officer, Mr. Beetham entered into an employment agreement with the Company. Pursuant to the terms of his employment agreement, Mr. Beetham is entitled to an annual base salary and target bonus opportunity, set at $500,000 and 45% of his base salary, respectively, subject to adjustment from time to time by the Board of Directors, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time.

Harmon Employment Agreement

Mr. Harmon has served as our Chief Financial Officer since January 2025 and our Principal Financial and Accounting Officer since September 2023. Mr. Harmon previously served as our Senior Vice President of Finance from May 2023 to December 2024. In connection with his commencement of employment by the Company, Mr. Harmon entered into an employment agreement with the Company, effective April 24, 2023, that was amended on September 28, 2023.

Pursuant to the terms of his employment agreement, as amended, Mr. Harmon is entitled to an annual base salary and target bonus opportunity, set at $410,000 and 40% of his base salary, respectively, subject to adjustment from time to time by the Board of Directors, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time. In connection with his commencement of employment, in 2023, Mr. Harmon received a sign-on bonus equal to $200,000, provided that Mr. Harmon will be required to repay such bonus if he terminates his employment for any reason within two years of the applicable payment dates.

Tousignant Employment Agreement

Ms. Tousignant has served as our Chief Legal Officer since February 2024. In connection with her appointment as Chief Legal Officer, Ms. Tousignant entered into an employment agreement with the Company. Pursuant to the terms of her employment agreement, Ms. Tousignant is entitled to an annual base salary and target bonus opportunity, set at $450,000 and 40% of her base salary, respectively, subject to adjustment from time to time by the Board of Directors, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time. In connection with her commencement of employment, in 2024, Ms. Tousignant received a sign-on bonus equal to $150,000, provided that Ms. Tousignant will be required to repay such bonus if she terminates her employment for any reason within one year of the applicable payment dates.

Ciulla Employment Agreement

Dr. Ciulla served as our Chief Medical Officer from January 3, 2024 until February 28, 2025. In connection with employment by the Company, Dr. Ciulla entered into an employment agreement with the Company, effective January 12, 2023.

Pursuant to the terms of his employment agreement, as amended, Dr. Ciulla is entitled to an annual base salary and target bonus opportunity, set at $460,000 and 40% of his base salary, respectively, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time.

Outstanding Equity Awards at 2024 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2024, for each of our NEOs.

	OPTION AWARDS(1)
Name	Grant Date	Vesting Commencement Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Stephen Mahoney	10/30/2023	10/30/2023	(2)	367,325	892,075	$13.02	10/30/2033
Seth Harmon	6/1/2023	5/22/2023	(2)	69,270	105,730	$24.50	6/1/2033
	11/10/2023	11/10/2023	(3)	73,125	196,875	$13.76	11/10/2033
Thomas Beetham	10/30/2023	10/30/2023	(2)	138,366	336,034	$13.02	10/30/2033
Dr. Thoms Ciulla	3/1/2023	2/17/2023	(2)	114,583	135,417	$33.06	3/1/2033
	4/25/2023	4/25/2023	(3)	20,833	29,167	$28.22	4/25/2033
	11/10/2023	11/10/2023	(3)	73,125	196,875	$13.76	11/10/2033
	2/5/2024	2/5/2024	(3)	10,416	39,584	$18.70	2/5/2034
Ms. Tousignant	2/12/2024	2/12/2024	(2)	—	290,000	$19.68	2/12/2034
Dr. Barrett Katz (5)	1/18/2021	1/18/2021	(2)	259,583	7,417	$23.03	1/17/2031
	2/2/2022	2/2/2022	(3)	77,916	32,084	$18.51	2/2/2032
	2/8/2023	2/8/2023	(3)	49,500	58,500	$34.20	2/8/2033
	1/4/2024	1/1/2024	(4)	—	67,500	$22.00	1/4/2034

(1)

The unvested shares subject to these option awards may be subject to accelerated vesting upon a qualifying termination of employment, see “Potential Payments Due Upon Termination of Employment or a Change-in-Control” below.

(2)

The option vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and then in monthly installments thereafter over the following three years, subject to continuous service through each applicable vesting date.

(3)	The option vests in equal monthly installments over the four-year period following the vesting commencement date, subject to continuous service through each applicable vesting date.
(4)	The option vests 100% on the one-year anniversary of the vesting commencement date, subject to continued engagement with the Company on such date.
(5)	Dr. Katz’s continuous service to the Company pursuant to the Consulting Agreement ended effective January 3, 2025, and accordingly these options are set to expire April 3, 2025.

Option Exercises and Stock Vested in 2024 Table

None of our Named Executive Officers exercised options to purchase our common stock during the fiscal year ended December 31, 2024. During this same period, there was no vesting of stock awards held by our Named Executive Officers.

Potential Payments Upon Termination of Employment or a Change-in-Control

We have entered into employment agreements with our NEOs pursuant to which we agreed to make certain payments to our executive officers upon termination of their employment or a change of control of the Company, as described below.

Stephen Mahoney

Under the terms of Mr. Mahoney’s employment agreement, upon a termination of his employment by the Company without “cause” or by Mr. Mahoney for “good reason” (each, as defined in the agreement), Mr. Mahoney will, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 18 months, payable over the Company’s regular payroll schedule, (ii) reimbursement of COBRA coverage for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iii) an additional 12 months of vesting credit with respect to the stock option award granted to him in 2023 in connection with his commencement of employment. Upon a termination of Mr. Mahoney’s employment by the Company without cause or by Mr. Mahoney for good reason, in each case during the one month period prior to, on or within the 12 months following, the consummation of a change of control of the Company, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Mr. Mahoney will be entitled to the benefits described above except that all time-based equity awards held by Mr. Mahoney will accelerate and become fully vested as of the date of termination.

On February 25, 2025, the Company entered into an amendment to the executive employment agreement between the Company and Mr. Mahoney. The amendment to Mr. Mahoney’s employment agreement provides that in the event of an involuntary termination in connection with a change in control, Mr. Mahoney shall be entitled to receive (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 24 months, payable over the Company’s regular payroll schedule; (ii) reimbursement of COBRA coverage for up to 24 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage); (iii) the immediate vesting of all of his outstanding stock options and other equity awards that are subject to time-based vesting requirements; and (iv) payment of his Annual Performance Bonus (as defined in the executive’s employment agreement) at two times the full target amount, within thirty days after the effective date of the involuntary termination.

Thomas Beetham

Under the terms of Mr. Beetham’s employment agreement, upon a termination of his employment by the Company without “cause” or by Mr. Beetham for “good reason” (each, as defined in the agreement), Mr. Beetham will, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule, (ii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iii) an additional 12 months of vesting credit with respect to the stock option award granted to him in 2023 in connection with his commencement of employment. Upon a termination of Mr. Beetham’s employment by the Company without cause or by Mr. Beetham for good reason, in each case during the one month period prior to, on or within the 12 months following, the consummation of a change of control of the Company, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Mr. Beetham will be entitled to the benefits described above except that all time-based equity awards held by Mr. Beetham will accelerate and become fully vested as of the date of termination.

On February 25, 2025, the Company entered into an amendment to the executive employment agreement between the Company and Mr. Beetham. The amendment to Mr. Beetham’s employment agreement provides that in the event of an involuntary termination in connection with a change in control, Mr. Beetham shall be entitled to receive (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule; (ii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage); (iii) the immediate vesting of all of his outstanding stock options and other equity awards that are subject to time-based vesting requirements; and (iv) payment of his Annual Performance Bonus (as defined in the executive’s employment agreement) at the full target amount, within thirty days after the effective date of the involuntary termination.

Seth Harmon

Under the terms of Mr. Harmon’s employment agreement, upon a termination of his employment by the Company without “cause” or by Mr. Harmon for “good reason” (each, as defined in the agreement), Mr. Harmon will, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule, (ii) an additional 12 months of vesting credit with respect to the stock option award granted to him in 2023 in connection with his commencement of employment, (iii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iv) a portion of his target bonus pro-rated to the portion of the calendar year worked at the time of termination. Upon a termination of Mr. Harmon’s employment by the Company without cause or by Mr. Harmon for good reason, in each case during the one month period prior to, on or within the 12 months following, the consummation of a change of control of the Company, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Mr. Harmon will be entitled to the benefits described above except that all time-based equity awards held by Mr. Harmon will accelerate and become fully vested as of the date of termination.

On February 25, 2025, the Company entered into an amendment to the executive employment agreement between the Company and Mr. Harmon. The amendment to Mr. Harmon’s employment agreement provides that in the event of an involuntary termination in connection with a change in control, Mr. Harmon shall be entitled to receive (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule; (ii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage); (iii) the immediate vesting of all of his outstanding stock options and other equity awards that are subject to time-based vesting requirements; and (iv) payment of his Annual Performance Bonus (as defined in the executive’s employment agreement) at the full target amount, within thirty days after the effective date of the involuntary termination.

Jennifer Tousignant

Under the terms of Ms. Tousignant’s employment agreement, upon a termination of her employment by the Company without “cause” or by Ms. Tousignant for “good reason” (each, as defined in the agreement), Ms. Tousignant will, subject to the execution of a release in favor of the Company and her compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of her annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule, (ii) an additional 12 months of vesting credit with respect to the stock option award granted to her in 2024 in connection with his commencement of employment, and (iii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until she receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage). Upon a termination of Ms. Tousignant’s employment by the Company without cause or by Ms. Tousignant for good reason, in each case during the one month period prior to, on or within the 12 months following, the consummation of a change of control of the Company, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Ms. Tousignant will be entitled to the benefits described above except that all time-based equity awards held by Ms. Tousignant will accelerate and become fully vested as of the date of termination.

On February 25, 2025, the Company entered into an amendment to the executive employment agreement between the Company and Ms. Tousignant. The amendment to Ms. Tousignant’s employment agreement provides that in the event of an involuntary termination in connection with a change in control, Ms. Tousignant shall be entitled to receive (i) continued payment of her annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule; (ii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until she receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage); (iii) the immediate vesting of all of her outstanding stock options and other equity awards that are subject to time-based vesting requirements; and (iv) payment of her Annual Performance Bonus (as defined in the executive’s employment agreement) at the full target amount, within thirty days after the effective date of the involuntary termination.

Thomas Ciulla

Under the terms of Dr. Ciulla’s employment agreement, upon a termination of his employment by the Company without “cause” or by Dr. Ciulla for “good reason” (each, as defined in the agreement), Mr. Ciulla will, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule, (ii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iii) an additional 12 months of vesting credit with respect to the stock option award granted to him in 2023 in connection with his commencement of employment. Upon a termination of Dr. Ciulla’s employment by the Company without cause or by Dr. Ciulla for good reason, in each case during the one month period prior to, on or within the 12 months following, the consummation of a change of control of the Company, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Dr. Ciulla will be entitled to the benefits described above except that all time-based equity awards held by Dr. Ciulla will accelerate and become fully vested as of the date of termination.

Dr. Ciulla ceased serving as Chief Medical Officer of the Company following his involuntary termination from the Company on February 28, 2025 (the “Separation Date”) and transitioned to a consulting role.

The Company entered into a separation agreement (the “Separation Agreement”) with Dr. Ciulla on March 1, 2025, the terms of which were generally determined by his employment agreement. Pursuant to the terms of the Separation Agreement, Dr. Ciulla received the following severance payments and benefits: (i) continued payment of his current annual base salary for a period of 52 weeks following the Separation Date in the amount of $529,360, (ii) reimbursement of COBRA coverage for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iii) the equivalent of 12 months immediate vesting as measured from the Separation Date with respect to the stock option award granted to him in 2023 in connection with his commencement of employment. The payment of the foregoing benefits under the Separation Agreement was conditioned upon Dr. Ciulla’s execution of a general release of claims in favor of the Company.

Dr. Ciulla continues to serve as a consultant to the Company pursuant to a consulting agreement between him and the Company (the “Consulting Agreement”) effective as of February 28, 2025. The Company will pay Dr. Ciulla a consulting fee of $500 per hour for any consulting services provided during the term of the Consulting Agreement.

Barrett Katz Transition

As discussed in the Compensation Discussion and Analysis section above under “—Executive Transition,” Dr. Katz received the following severance payments and benefits pursuant to the terms of his separation agreement: (i) continued payment of his current annual base salary for a period of 52 weeks following the Separation Date in the amount of $502,228, (ii) a one-time payment equal to 105% of his 2023 target annual performance bonus amount in the amount of $210,935.76, (iii) an additional one-time payment equal to 100% of his target annual performance bonus amount in the amount of $200,891.20, (iv) the equivalent of 12 months immediate vesting as measured from the Separation Date of all of Dr. Katz’s stock options and equity awards subject to time-based vesting that were outstanding as of January 18, 2021 and (v) a one-time payment of Dr. Katz’s COBRA or other healthcare payments in the amount of $24,000.

General

In addition, each Named Executive Officer’s employment agreement provides that if any payment or benefit he or she will or may receive from us would constitute a “parachute payment” within the meaning of Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such payment is to be equal to (i) the largest portion of the payment that would result in no portion of the payment (after reduction) being subject to the Excise Tax, or (ii) the largest portion, up to and including the total, of the payment, whichever amount results in his or her receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the payment may be subject to the Excise Tax.

The following table sets forth the estimated potential payments upon termination or a change-in-control for our Named Executive Officers, based on the assumptions discussed above and assuming such event occurred on December 31, 2024, the last day business day of 2024:

Name	Executive Benefits and Payment upon Termination	Termination by Company without Cause or by Executive for Good Reason Absent a Change in Control ($)	Involuntary Termination by the Company or by Executive for Good Reason in Connection with a Change in Control ($)
Stephen Mahoney	Cash Severance Payment	975,000	975,000
	Healthcare continuation	65,830	65,830
	Acceleration of equity vesting(1)	1,936,328	5,486,261

	Total	2,977,158	6,527,091

Seth Harmon	Cash Severance Payment	419,600	419,600
	Healthcare continuation	43,887	43,887
	Acceleration of equity vesting(1)	—	1,065,094

	Total	463,487	1,528,581

Jennifer Tousignant	Cash Severance Payment	450,000	450,000
	Healthcare continuation	43,887	43,887
	Acceleration of equity vesting(1)	—	—

	Total	493,887	493,887

Name	Executive Benefits and Payment upon Termination	Termination by Company without Cause or by Executive for Good Reason Absent a Change in Control ($)	Involuntary Termination by the Company or by Executive for Good Reason in Connection with a Change in Control ($)
Thomas Beetham	Cash Severance Payment	500,000	500,000
	Healthcare continuation	43,887	43,887
	Acceleration of equity vesting(1)	729,390	2,066,609

	Total	1,273,277	2,610,496

Dr. Thomas Ciulla	Cash Severance Payment	509,300	509,300
	Healthcare continuation	29,390	29,390
	Acceleration of equity vesting(1)	—	1,083,698

	Total	568,690	1,622,388

(1)

Represents the value of the equity awards that would vest in the event of the Named Executive Officer’s termination of employment, as described above, calculated as the total of the difference between the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2024 ($19.17), the last business day of 2024, and the exercise price multiplied by the number of options that would vest.

Pay Ratio Disclosure
For 2024, we determined that the median of the annual total compensation of all of our employees, other than our CEO, Mr. Mahoney, was $400,174; Mr. Mahoney’s 2024 annual total compensation, as reported in the 2024 Summary Compensation Table above, was $1,117,454 and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees other than our CEO was 2.8 to 1.
To identify our median employee, we reviewed our employee population on December 31, 2024 and aggregated each employee’s 2024 base salary, annual bonus paid for 2024 performance, stock-based compensation granted in 2024 (based on the grant date fair value), and other payments made in 2024. We annualized the compensation of employees who joined the Company during 2024. The annual total compensation of our median employee (other than the CEO) for 2024 was then determined in accordance with the SEC rules in the same manner that Mr. Mahoney’s compensation was determined for purposes of the 2024 Summary Compensation Table and compared to the total annual compensation for Mr. Mahoney as reported in the 2024 Summary Compensation Table above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for Ms. Rauch (1)	Compensation Actually Paid to Ms. Rauch (2)	Summary Compensation Table Total for Dr. Violin (1)	Compensation Actually Paid to Dr. Violin (2)	Summary Compensation Table Total for Mr. Myers (1)	Compensation Actually Paid to Mr. Myers (2)	Summary Compensation Table Total for Mr. Mahoney (1)	Compensation Actually Paid to Mr. Mahoney (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (5)	Peer Group TSR (6)	Net Income (6)
2024	—	—	—	—	—	—	$1,117,454	$(2,049,900)	$2,052,523	$788,907	$116.53	$93.49	$(269.90)
2023	—	—	$2,211,072	$(744,985)	$36,407,990	$6,248,440	$12,479,521	$22,376,680	$5,654,964	$8,294,872	$132.40	94.03	$(237.7)
2022	—	—	$4,646,740	$7,621,417	—	—	—	—	$2,067,217	$3,970,915	$177.57	89.90	$(129.90)
2021	$1,779,054	$1,961,634	$17,408,538	$14,862,020	—	—	—	—	$7,938,024	$7,613,295	$120.18	100.02	$(79.40)

(1)
The dollar amounts reported are the amounts of total compensation reported for (i) Ms. Rauch in the Summary Compensation Table for 2021 (the last covered year during which she served as our principal executive officer), (ii) Dr. Violin in the Summary Compensation Table for 2021, 2022 and 2023 (the covered years during which he served as our principal executive officer), (iii) Mr. Myers in the Summary Compensation Table for 2023 (the covered year during which he served as our principal executive officer), and (iv) Mr. Mahoney in the Summary Compensation Table for 2023 and 2024 (the covered years during which he has served as our principal executive officer).

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, these amounts reflect the values reported in the “Total” column of the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2024 (Mr. Mahoney)
Summary Compensation Table Total	$1,117,454
Less, value of “Option Awards” reported in Summary Compensation Table	—
Less, value of “Stock Awards” reported in Summary Compensation Table	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	—
Plus, fair value as of vesting date of equity awards granted and vested in the year	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(2,972,983)
Plus (less), change in fair value from prior year end to the vesting date of equity awards granted in prior years that vested in the year	(194,371)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Compensation Actually Paid to PEO	$(2,049,900)

(3)
The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our Chief Executive Officers) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of each of the NEOs (excluding our Chief Executive Officers) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Beetham, Dr. Ciulla, Mr. Harmon, Dr. Katz and Ms. Tousignant; (ii) for 2023, Mr. Beetham and Mr. Harmon; (iii) for 2022, Mr. Humer and Dr. Katz; and (iv) for 2021, Mr. Humer and Dr. Katz.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our Chief Executive Officers), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our Chief Executive Officer) during the applicable year. In accordance with the SEC rules, these amounts reflect the values reported in the “Total” column of the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2024
Average Summary Compensation Table Total	$2,052,523
Less, average value of “Option Awards” reported in Summary Compensation Table	(1,171,171)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	984,093
Plus, average fair value as of vesting date of equity awards granted and vested in the year	24,089
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(724,564)
Plus (less), average change in fair value from prior year end to the vesting date of equity awards granted in prior years that vested in the year	(376,063)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Average Compensation Actually Paid to Non-PEO NEOs	$788,907

(5)
Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.

(6)
Reflects the total shareholder return of the Nasdaq Biotechnology Total Return Index, which is the same peer group used for purposes of Item 201(e) of Regulation
S-K,
from December 31, 2020 through the last trading day for the applicable fiscal year in the table, assuming reinvestment of dividends.

(7)	The dollar amounts reported represent the amount of net income, in millions, reflected in the Company’s audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
The Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several
non-financial
performance measures to align executive compensation with Company performance, those Company measures are not presented in the Pay Versus Performance Table. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.
Compensation Actually Paid and Company Cumulative TSR and Peer Group Cumulative TSR

*	Compensation actually paid in thousands

Compensation Actually Paid and Net Income (Loss)

*	Compensation actually paid and net income (loss) in thousands
Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program is guided by our overarching philosophy of tying the compensation of our executive officers to key, measurable short-term goals designed to drive stockholder value and granting long-term equity awards that will provide value when our stock price increases. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns our executive officers’ interests with those of our stockholders. The Company does not currently use any financial performance measures to link executive compensation actually paid to our performance and therefore does not have a company selected measure, or other important financial performance measures, for purposes of the Pay versus Performance disclosure.
Non-Employee
Director Compensation
Annual Compensation
The Company’s
non-employee
director cash and equity compensation policy specifies that during the
12-month
period following the date of each annual meeting, each
non-employee
director is paid an annual cash retainer of $40,000 for his or her service on our Board; the non-employee
chairperson of the Board is paid an additional annual cash retainer of $30,000. The annual cash retainer for the chairperson of the Board was increased to $32,500, effective January 1, 2025.
In addition to the annual retainer described above, each
non-employee
director
who
serves as a chair or member of our Audit Committee, Compensation Committee, Nominating Committee and Science Committee is paid an annual fee during the
12-month
period following the date of each annual meeting of the Company’s stockholders. For 2024, the fees were as follows:

	Member Annual Fee ($)	Chairperson Annual Fee ($)
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating Committee	5,000	10,000
Science Committee	7,500	15,000

Equity Awards Granted Upon Annual
Re-Election
to the Board
In addition to the compensation described above, each
non-employee
member of our Board receives an option grant to purchase 21,000 shares of our common stock (subject to adjustment for stock splits and similar matters) after each Annual Meeting of Stockholders, with an exercise price equal to the fair market value of a share of our common stock on such date. Each equity grant will vest in full on the earlier of the one-year
anniversary of the date of grant or our next annual meeting, subject to the non-employee
director’s continued service through each applicable vesting date.
Equity Awards Granted Upon Appointment to the Board
Each new
non-employee
director elected or appointed to our Board in 2024 was eligible to receive an initial equity grant of options to purchase 42,000 shares of our common stock (subject to adjustment for stock splits and similar matters) upon appointment or election with an exercise price equal to the fair market value of a share of our common stock on such date. Each such option grant is eligible to vest in 36 equal monthly installments, subject to the non-employee
director’s continued service through each applicable vesting date.
Fiscal Year 2024
Non-Employee
Director Compensation Table
The following table shows the compensation earned in 2024 by the non-employee
directors who served on the Board during such year. Mr. Mahoney did not receive any additional compensation for his 2024 Board service. For additional information on the 2024 compensation of Mr. Mahoney, see the “Executive Compensation” section above.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Dr. Sarah Gheuens	47,357	185,307	232,664
Peter Harwin(2)	67,357	185,307	252,664
Tomas Kiselak(2)	97,070	185,307	282,377
Arlene M. Morris	69,713	185,307	255,020
Jennifer K. Moses	67,357	185,307	252,664

(1)
The values set forth in this column do not reflect dollar amounts actually received by our non-employee
directors and instead, in accordance with the SEC rules, are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 11, “Share-Based Compensation” in our audited consolidated financial statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025. As of December 31, 2024, each of our non-employee
directors held the following number of options to purchase shares of our common stock: Dr. Gheuens, 61,000 options, Mr. Harwin, 92,600 options, Mr. Kiselak, 92,600 options, Ms. Morris, 95,800 options, and Ms. Moses, 78,500 options.

(2)
All or a portion of such director’s fees is remitted directly to Fairmount and such director is obligated to turn over to Fairmount any net cash or stock received from the options pursuant to their arrangement with Fairmount. The director disclaims beneficial ownership of the options and underlying shares.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We have designed our executive compensation program to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.

The compensation of our NEOs subject to the vote is disclosed in the “Executive Compensation” section in this Proxy Statement.

Accordingly, the Board is asking stockholders to indicate their support for the compensation of our NEOs, as described in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis discussion below, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory, and it is not binding on the Board and the Compensation Committee. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Consistent with the non-binding advisory vote of stockholders at our 2020 annual meeting of stockholders on the frequency of advisory votes on executive compensation, the Board has determined that we hold annual advisory votes on the compensation of our named executive officers. We expect the next advisory vote on executive compensation to occur at the Company’s 2026 annual meeting of stockholders.

Board Recommendation

The Board recommends a non-binding advisory vote “FOR” the approval of the compensation of the Company’s NEOs.

PROPOSAL 4: APPROVAL OF A FURTHER AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

The Board believes that stock-based incentive awards play an important role in the success of our Company. These incentives are given to employees, directors and consultants of our Company and provide these individuals with a proprietary interest in our Company. Our Board believes a compensation policy that includes a balanced mix of cash and equity awards is the most effective way to attract and retain talented employees and other service providers whose interests are aligned with stockholders.

Background

The Company maintains the Viridian Therapeutics, Inc. Amended & Restated 2016 Equity Incentive Plan, effective as of June 17, 2024 (the “Existing 2016 Plan”). On April 23, 2025, our Board and the Compensation Committee approved a further amendment and restatement of the Existing 2016 Plan (as amended, the “Amended 2016 Plan”), subject to approval by our stockholders. We are asking stockholders to consider and vote upon a proposal to approve the Amended 2016 Plan. The Amended 2016 Plan will become effective as of the date of stockholder approval (the “Effective Date”).

The primary change made by the Amended 2016 Plan to the Existing 2016 Plan is to increase the number of shares available for issuance under the Amended 2016 Plan by 8,000,000 shares (the “Share Increase”). The term of the Amended 2016 Plan is ten years following the date of stockholder approval. If the Amended 2016 Plan is not approved, the Existing 2016 Plan will remain in effect.

If the Amended 2016 Plan is approved by our stockholders, the aggregate number of shares of stock available for issuance under the Amended 2016 Plan will be 18,297,643 shares of common stock plus any shares of common stock subject to outstanding awards under the 2020 Plan and 2008 Plan (each as defined below) as of March 31, 2025 that on or after such date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash. As of March 31, 2025, the 2,258,071 shares of common stock available for issuance of new awards under the Existing 2016 Plan plus the proposed Share Increase represent approximately 10.2% of the total issued and outstanding shares of the Company’s common stock, including issued and outstanding preferred shares on an as-converted to common basis. We believe it is important to consider the issued and outstanding preferred shares on an as-converted to common basis because the preferred shares are a significant part of our capital structure and are economically equivalent to shares of the Company’s common stock given the conversion rights embedded therein.

Our Board believes stockholders should approve this proposal to increase the share pool under the Amended 2016 Plan for five key reasons, as described in more detail below:

1.	The Share Increase is critical to support our retention and continued hiring objectives;

2.	Without the Share Increase, the current equity pool under the Existing 2016 Plan is insufficient to support our retention and hiring objectives;

3.

The Share Increase is reasonable based on the anticipated growth of the Company and, if approved, is expected to meet our anticipated needs for approximately two years based on our historical equity grant practices and planned headcount;

4.	The Share Increase does not result in unreasonable dilution to our stockholders; and

5.	Our historical share usage (burn rate) has been reasonable, and our three-year average burn rate remains high due to extraordinary circumstances in 2023, which are unlikely to be repeated.

If stockholders do not approve this proposal, we will continue to have the authority to grant awards under the Existing 2016 Plan, but the proposed Share Increase will not be effective, which could result in a serious disruption of our compensation programs and our hiring objectives. We strongly believe that the approval of this proposal is instrumental to our continued success, particularly as we prepare for a potential commercial launch of veligrotug, if approved, advance VRDN-003 through pivotal trials and topline data readouts, and advance our FcRn inhibitor pipeline.

The Share Increase is critical to support our retention and continued hiring objectives.

Biotech drug development requires experienced, technical talent that remains in short supply, and Massachusetts is home to many biotech and pharmaceutical companies with whom we compete for talent. Biotech talent expects equity awards to be part of their overall compensation package, and the granting of equity awards aligns employee compensation with the Company’s performance. For these reasons, equity awards have been a significant component of total compensation for our executive officers and other employees, and we expect that equity awards will continue to be critical to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete for talent.

If stockholders do not approve the Share Increase, we would need to grant cash and other non-equity-based awards to the individuals that we need to hire and retain. We believe that such alternative forms of compensation do not align employee interests with those of stockholders as efficiently as equity-based awards. The inability to continue to grant equity awards to current and future employees will negatively impact our ability to attract and retain talent and thereby restrict our ability to deliver value catalysts.

Without the Share Increase, the current equity pool under the Existing 2016 Plan will not allow us to meet our retention and hiring objectives.

If stockholders do not approve the Share Increase, we anticipate running out of equity to grant from our pool as soon as March 2026. As described above, this would significantly harm our competitive position and our ability to attract and retain talent. Talent is key to our ability to execute upon our corporate goals, particularly in preparation for a potential commercial launch of veligrotug, if approved, the execution of our pivotal phase 3 studies of VRDN-003 and their topline data readout, and as we advance our FcRn inhibitor pipeline into and through clinical trials. To support these goals, we anticipate our headcount doubling over the next two years and we firmly believe that the ability to grant sufficient equity to our employees is key to our ability to attract and retain the outstanding and highly skilled individuals needed.

The Share Increase is reasonable.

The Share Increase supports the equity usage that we believe is required for us to meet our retention and hiring objectives. It will not result in unreasonable share usage or dilution to our stockholders, as described further below. If stockholders approve this proposal, we currently expect the number of additional shares being requested for approval will be sufficient to meet our expected needs for approximately two years based on our historical equity grant practices, performance, and expected headcount growth.

When approving the Amended 2016 Plan, our Board also considered both dilution to our stockholders and the burn rate with respect to the equity awards granted by the Company under the Existing 2016 Plan.

Dilution is not unreasonable.

If the Share Increase is approved, overall dilution to stockholders would be approximately 10.9% as of March 31, 2025, if all available, outstanding shares were granted and ultimately vest. The Company measures dilution as the total number of shares subject to equity awards granted during a particular period, less cancellations and other shares returned to the reserve, divided by total common shares outstanding, including issued and outstanding preferred shares on an as-converted to common basis. Our Board and the Compensation Committee have each considered this potential dilution level in the context of competitive data from the Company’s peer group and our expected growth needs and believe that the resulting dilution levels are not unreasonable and in the best interests of stockholders.

In addition to overall dilution, our Board considered annual dilution from the Company’s equity incentive plans in approving the Amended 2016 Plan. The Company’s annual dilution under the Existing 2016 Plan for fiscal year 2024 was approximately -1.8%. The Company’s annual dilution under the Existing 2016 Plan, the 2020 Plan, the 2008 Plan and the Inducement Awards for fiscal year 2024 was approximately -0.1%.

Our historical share usage (burn rate) is reasonable, as there were substantial mitigating factors in 2023.

Share usage is typically calculated as a three-year average burn rate and there are a number of ways to calculate this rate. We are providing three-year average burn rates calculated using two different formulas. Formula 1 is in line with how proxy advisors generally calculate burn rate while Formula 2 uses a formula that we believe more accurately captures the impact of our equity awards to stockholders.

In both formulas, the burn rate is equal to the total number of equity awards granted in a fiscal year (including both awards granted as inducement awards and awards granted under our Existing 2016 Plan) divided by the weighted average common shares outstanding during the given fiscal year. The denominator in Formula 1 (F1) does not include the additional number of common shares that would be issued upon the conversion of our issued and outstanding preferred shares; whereas the denominator in Formula 2 (F2) includes the additional number of common shares that would be issued upon the conversion of our issued and outstanding preferred shares.

We believe that burn rate calculated using F2, which includes the issued and outstanding preferred shares on an as-converted to common basis, is more accurate because the preferred shares can be converted into common shares at the election of the preferred shareholder at a ratio of 66.67 to 1. Accordingly, we have provided our three-year average burn rates calculated using both F1 and F2 below.

Although calendar year 2023 was extraordinary with respect to equity usage at the Company, which led to an unusually high annual burn rate for us in 2023, we believe it was also necessary. This was partially the result of significant senior management turnover at the Company, including two separate CEO changes and the related equity grants. In light of these senior executive turnovers, we moved our typical 2024 annual equity grants for our employees into 2023 to help retain our workforce through these transitions. The combination of these events — both the two new-hire CEO equity grants (2,509,400 total shares) and advancing the 2024 annual grants into 2023 (3,976,667 total shares) — resulted in considerable equity usage (out of a total 2023 total share grant of 11,075,792) that we do not anticipate repeating; and, as planned, we did not grant annual employee awards in 2024.

Due in part to the elevated equity usage in 2023, our three-year average burn rate through December 31, 2023 was approximately 20.5% (F1) or 16.9% (F2). We expect that our three-year average burn rate will remain atypically high for as long as the 2023 share usage is included in the three-year calculation (i.e., until 2026). For example, despite our 2024 burn rate being approximately 5.5% (F1) or 4.3% (F2), our three-year average burn rate remained elevated through December 31, 2024, at approximately 12.7% (F1) or 9.3% (F2). While our compensation philosophy is to grant equity at competitive targets in line with our industry and peer groups, we expect that our three-year burn rate will remain elevated until 2026.

Importantly, our 2024 burn rates are in line with our compensation philosophy. We also note that we used approximately 2.4% (F1) or 1.9% (F2) of our 2024 equity grants in the hiring of new executive team members, in part due to the significant number of senior management changes at the Company in 2023. We believe that these new executive team members were, and will continue to be, key to executing on our corporate goals.

As a result, our Board and the Compensation Committee have each considered our burn rate in the context of our history, competitive data from the Company’s peer group, and our expected growth needs. They believe that the historical burn rates, both annual and the aggregated three-year burn rate, are reasonable and in the best interests of stockholders, including in light of these mitigating factors.

Additional information

The Board further considered the Company’s overhang with respect to the Miragen Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), the Existing 2016 Plan, the Viridian Therapeutics, Inc. 2020 Stock Incentive Plan (the “2020 Plan”), and the grant of stock options as inducement awards made outside of the Existing 2016 Plan (the “Inducement Awards”).

The Company’s overhang relating to the 2008 Plan, the Existing 2016 Plan, the 2020 Plan, and the Inducement Awards as of March 31, 2025 was approximately 17%. If the Amended 2016 Plan is approved, the Company’s overhang would increase to approximately 25%. The Company has calculated overhang by dividing the factor of total equity awards outstanding, plus shares available for award issuances, by total common stock outstanding, including preferred stock on an as-converted to common stock basis.

The following table sets forth certain information about the Amended 2016 Plan, as well as the Company’s Existing 2016 Plan, the 2020 Plan, the 2008 Plan and the Inducement Awards as of March 31, 2025. For information about the Company’s 2025 Employee Stock Purchase Plan, please see Proposal 5.

Total shares remaining available for new grants under the Existing 2016 Plan(1)	2,258,071
Total shares underlying outstanding stock options	14,124,083
Weighted average exercise price of outstanding stock options	$16.81
Weighted average remaining contractual life of outstanding stock options (in years)	8.69
Total shares underlying outstanding restricted stock units	1,128,506
Number of new shares being authorized under the Amended 2016 Plan	8,000,000
Total number of shares available for future awards under the Amended 2016 Plan if this proposal is approved	10,258,071
Total shares of common stock outstanding including issued and outstanding preferred shares on an as-converted to common basis	100,258,627

(1)	No shares remain available for new grants under the 2008 Plan and the 2020 Plan.

Board Recommendation

The Board recommends a vote “FOR” the approval of a further amendment and restatement of our Amended & Restated 2016 Equity Incentive Plan.

Plan Summary

The following summary of the material terms of the Amended 2016 Plan is qualified in its entirety by reference to the complete text of the Amended 2016 Plan which is set forth in Appendix A to this Proxy Statement. Stockholders are encouraged to read the text of the Amended 2016 Plan in its entirety.

Purpose

The Amended 2016 Plan is designed to secure and retain the services of the Company’s employees, directors and consultants, provide incentives for the Company employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which the Company’s employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock.

Types of Awards

The terms of the Amended 2016 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance awards that may be settled in cash, stock or other property.

Shares Available for Awards

Subject to adjustment for specified changes in the Company’s capitalization, the aggregate number of shares of common stock of the Company that may be issued under the Amended 2016 Plan, or the Share Reserve, will not exceed 18,297,643 shares plus any shares of common stock subject to outstanding awards under the 2020 Plan and 2008 Plan as of March 31, 2025 that on or after such date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash.

Any shares subject to a stock award or award under the 2020 Plan or 2008 Plan that are not issued because such stock award or award under the 2020 Plan or 2008 Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued will again become available for issuance under the Amended 2016 Plan. The following shares of common stock will also revert to the Amended 2016 Plan and will therefore become available for issuance under the Amended 2016 Plan: (i) any shares subject to a stock award or award under the 2020 Plan or 2008 Plan that are not issued because such stock award is settled in cash; (ii) any shares issued pursuant to a stock award or award under the 2020 Plan or 2008 Plan that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iii) any shares reacquired by the Company in satisfaction of tax withholding obligations on a stock award or award under the 2020 Plan or 2008 Plan or as consideration for the exercise or purchase price of a stock award or award under the 2020 Plan or 2008 Plan. As of March 31, 2025, the closing price of the Company’s common stock as reported on The Nasdaq Capital Market was $13.48 per share.

Eligibility

All of the Company’s (including its affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2016 Plan and may receive all types of awards, provided that incentive stock options may be granted under the Amended 2016 Plan only to the Company’s employees (including officers) and employees of its affiliates. As of March 31, 2025, the Company had 174 eligible employees, 5 eligible non-employee directors and approximately 70 eligible consultants, provided however, we do not regularly grant equity awards to consultants.

Non-Employee Director Compensation Limit

Under the Amended 2016 Plan, the maximum number of shares of common stock of the Company subject to stock awards granted under the Amended 2016 Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for services on the Board, will not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,000,000.

The Board may make exceptions for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Administration

The Amended 2016 Plan will be administered by the Board, which may in turn delegate authority to administer the Amended 2016 Plan to a committee. The Board delegates concurrent authority to administer the Amended 2016 Plan to the Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to the Compensation Committee. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4. Subject to the terms of the Amended 2016 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of common stock subject to or the cash value of awards and the terms and conditions of awards granted under the Amended 2016 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2016 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2016 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of a share of common stock in exchange for cash or other stock awards without obtaining the approval of the Company’s stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the Amended 2016 Plan pursuant to stock option agreements. The Amended 2016 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NQSOs”). Participants who hold stock options will have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of any share subject to a stock option until such participant has become the holder of record of such shares.

The exercise price of a stock option granted under the Amended 2016 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2016 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s service relationship with the Company or any of its affiliates, referred to in this Proposal No. 4 as continuous service, terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2016 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate the Company’s insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of common stock pursuant to the exercise of a stock option under the Amended 2016 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to the Company; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to the Company of shares of common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NQSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2016 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2016 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2016 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2016 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of the Company’s stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NQSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for specified changes in capitalization, the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs under the Amended 2016 Plan is 18,297,643 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2016 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of common stock of the Company, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2016 Plan. Participants who hold stock appreciation rights (“SARs”) will have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of any share subject to a SAR until such participant has become the holder of record of such shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2016 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the participant’s services performed for the Company or any of its affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by the Company.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2016 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of common stock of the Company, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of common stock covered by a restricted stock unit award, provided that any such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with the Company or one of its affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2016 Plan allows the Company to grant performance stock and cash awards. A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals under the Amended 2016 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of phases of clinical trials and/or studies by specific dates; (xliii) acquisition of new customers, including institutional accounts; (xliv) customer retention and/or repeat order rate; (xlv) number of institutional customer accounts; (xlvi) budget management; (xlvii) improvements in sample and test processing times; (xlviii) regulatory milestones; (xlix) progress of internal research or clinical programs; (l) progress of partnered programs; (li) partner satisfaction; (lii) milestones related to samples received and/or tests run; (liii) expansion of sales in additional geographies or markets; (liv) research progress, including the development of programs; (lv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (lvi) timely completion of clinical trials; (lvii) milestones related to samples received and/or tests or panels run; (lviii) expansion of sales in additional geographies or markets; (lix) research progress, including the development of programs; (lx) patient samples processed and billed; (lxi) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lxii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (lxiii) pre-clinical development related to compound goals; (lxiv) customer satisfaction; and (lxv) other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Compensation Committee is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to U.S. GAAP; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are unusual in nature or occur infrequently as determined under U.S. GAAP; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under U.S. GAAP; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under U.S. GAAP.

In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other stock awards under the Amended 2016 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended 2016 Plan are subject to recoupment in accordance with the clawback policy adopted by the Company pursuant to the Nasdaq listing standards and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and will be subject to any additional clawback policy the Company may be required to adopt pursuant to any other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2016 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of shares that may be awarded to any non-employee director; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the Amended 2016 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between the Company or one of its affiliates and the participant or in the Company’s director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to the Company’s stockholders pursuant to the corporate transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to the Company a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration (including no consideration) as the Plan Administrator may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) the per share exercise price under the applicable award. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between the Company or one of its affiliates and the participant, or unless otherwise provided by the Plan Administrator, all performance cash awards will terminate prior to the effective time of the corporate transaction.

For purposes of the Amended 2016 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of the Company’s consolidated assets; (ii) a sale or other disposition of more than 50% of the Company’s outstanding securities; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2016 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with the Company or one of its affiliates or in any director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2016 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, the Company’s securities representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than by virtue of a merger, consolidation or similar transaction; (ii) there is consummated a merger, consolidation or similar transaction and, immediately after the consummation of such transaction, the Company’s stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of the Company’s consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of the Board becomes comprised of individuals whose nomination, appointment or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2016 Plan at any time. However, except as otherwise provided in the Amended 2016 Plan or an award agreement, no amendment or termination of the Amended 2016 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

The Company will obtain stockholder approval of any amendment to the Amended 2016 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2016 Plan after the tenth anniversary of the date the Amended 2016 Plan was adopted by the Board.

Certain U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Amended 2016 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

Stock Options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code (the “Code”). NQSOs do not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise.

The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

SARs. An optionee is not taxed on the grant of a SAR. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units. Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Cash Awards. A participant will have taxable income at the time a cash award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m). In general, Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its principal executive officer, principal financial officer and the next three highest-paid executive officers. As such, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our principal executive officer, principal financial officer and the next three highest-paid executive officers.

Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by an employee-participant in connection with awards made under the Amended 2016 Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2024. As of such date, we had outstanding awards under four equity compensation plans: our 2008 Plan, our Existing 2016 Plan, our 2020 Plan and our 2016 Employee Stock Purchase Plan (“ESPP”). We also had outstanding stock option awards granted outside of our equity plans as inducement awards in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Awards”).

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders (2)	5,425,266	(3)	$18.84	5,188,721	(4)
Equity compensation plans not approved by security holders	6,237,328	(3)	$17.51	—

Total	11,662,594		$18.11	5,188,721

(1)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock unit awards, if any, which have no exercise price.
(2)

The equity compensation plans approved by security holders are described in Note 11, “Share-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025.

(3)	Represents outstanding options, restricted stock units or warrants to purchase shares of common stock.
(4)

Represents 5,120,218 shares of common stock available for issuance under our Existing 2016 Plan and 68,503 shares of common stock available for issuance under our ESPP, including 41,106 shares of common stock subject to purchase during the purchase periods in effect as of December 31, 2024. Our ESPP includes an “evergreen” feature, which provides that an additional number of shares will automatically be added to the shares reserved for issuance under such equity incentive plan on January 1 of each year, beginning on January 1, 2018 and ending on (and including) January 1, 2026. The number of shares added each calendar year will equal the lesser of: (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 24,518 shares of our common stock or (iii) a lesser number of shares determined by the Board.

Inducement Awards

In 2024, the Company granted stock options outside of its equity incentive plans to certain employees to induce them to accept employment with the Company. The terms and conditions of the Inducement Awards are substantially similar to those awards granted under the Company’s equity incentive plans.

PROPOSAL 5: APPROVAL OF THE VIRIDIAN THERAPEUTICS, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN

The Board has approved the Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”). We are requesting that stockholders approve the 2025 ESPP, the material terms of which are described under “Description of the 2025 ESPP” below. The 2025 ESPP will not become effective unless it is approved by our stockholders. Following such approval, no new offering periods under the Viridian Therapeutics, Inc. 2016 Amended and Restated Employee Stock Purchase Plan (the “2016 ESPP”) will commence.

The purpose of the 2025 ESPP is to provide a means by which the Company’s employees may be given an opportunity to purchase shares of common stock in the Company, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the Company’s success.

If this Proposal No. 5 is approved by the Company stockholders, the 2025 ESPP will become effective as of the date of the Company’s annual meeting. In the event that the Company stockholders do not approve this proposal, the 2025 ESPP will not become effective and the 2016 ESPP will remain in place.

As of March 31, 2025, 2,258,071 shares of our common stock were available for future issuance or subject to outstanding awards under our Amended and Restated 2016 Equity Incentive Plan, which represents 2.8% of our common stock outstanding on such date, 51,915 shares of our common stock were available for future issuance or subject to outstanding awards under the 2016 ESPP, which represents less than 0.5% of our common stock outstanding on such date, and an additional 2,000,000 shares, representing 2.5% of our common stock outstanding as of March 31, 2025, are proposed to be made available for issuance under the 2025 ESPP pursuant to this Proposal 5.

Description of the 2025 ESPP

The material features of the 2025 ESPP are described below. The following description of the 2025 ESPP is a summary only and is qualified in its entirety by reference to the text of the 2025 ESPP. A copy of the 2025 ESPP is attached as Appendix B to this proxy statement.

Purpose

The 2025 ESPP provides a means by which eligible employees of the Company and certain designated related corporations may be given an opportunity to purchase shares of common stock. The rights to purchase common stock granted under the 2025 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Compensation Committee of the Board (the “Committee”) will have the power to administer the 2025 ESPP. The Committee, together with the Board, will each be considered to be a Plan Administrator for purposes of this proposal. The Plan Administrator has the final power to construe and interpret both the 2025 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the 2025 ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary companies will be eligible to participate in the 2025 ESPP. The Committee may delegate certain administration of the 2025 ESPP to employees as permitted by applicable law.

Stock Subject to 2025 ESPP

The maximum number of shares of common stock that may be issued under the 2025 ESPP is 2,000,000 shares. If any rights granted under the 2025 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the 2025 ESPP. The shares of common stock issuable under the 2025 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by the Company on the open market. Outstanding but unissued shares under the 2016 ESPP, as well as shares of common stock subject to rights granted under the 2016 ESPP that terminate without being exercised in full, will not be available for issuance under the 2025 ESPP.

Offerings

The 2025 ESPP will be implemented by offerings of rights to purchase common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2025 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of the Company’s common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of a share of common stock on any purchase date during the offering period is less than or equal to the fair market value of a share of common stock on the first day of the offering period, then that offering will terminate immediately following the purchase of shares of common stock on such purchase date, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

Eligibility

Any individual who is employed by the Company (or by any of its subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2025 ESPP) may participate in offerings under the 2025 ESPP, provided such individual has been employed by the Company (or its subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the 2025 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. As of March 31, 2025, approximately 174 employees were eligible to participate in the 2016 ESPP and would similarly be eligible to participate in the 2025 ESPP if such plan was effective.

No employee will be eligible to participate in the 2025 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock or of any of the Company’s subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of the Company’s common stock (determined based on the fair market value of the shares at the time such rights are granted) under all the Company’s employee stock purchase plans and any employee stock purchase plans of the Company’s subsidiary companies for each calendar year during which such rights are outstanding.

Participation in the 2025 ESPP

An eligible employee may enroll in the 2025 ESPP by delivering, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions, which may not exceed the maximum amount specified by the Plan Administrator and that, in any case, may not exceed 15% of such employee’s salary during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

The purchase price per share at which shares of common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the purchase date. As of March 31, 2025, the closing price of the Company’s common stock as reported on The Nasdaq Capital Market was $13.48 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2025 ESPP and deposited with the Company’s general funds.

Purchase Limits

In connection with each offering made under the 2025 ESPP, the Plan Administrator may specify a maximum number of shares of common stock that may be purchased by any participant pursuant to such offering. If the aggregate purchase of shares of common stock issuable upon exercise of purchase rights granted under such offering would exceed such maximum number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from an offering by delivering a withdrawal form to the Company and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, the Company will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the 2025 ESPP.

Termination of Employment

A participant’s rights under any offering under the 2025 ESPP will terminate immediately if the participant either (i) is no longer employed by the Company or any of its subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, the Company will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the 2025 ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by the Company, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in the Company’s capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2025 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding offerings and purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the 2025 ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the 2025 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the 2025 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of the Company’s consolidated assets; (ii) a sale or other disposition of at least 50% of the Company’s outstanding securities; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of its common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the 2025 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by the Company’s stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the 2025 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the 2025 ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion are advisable and consistent with the 2025 ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the 2025 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the 2025 ESPP. The 2025 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the 2025 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the 2025 ESPP. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Because awards to employees under the 2025 ESPP are based on voluntary contributions in amounts determined by the participant, the benefits and amounts that will be received or allocated under the 2025 ESPP are not determinable at this time. Future purchase prices are not determinable because they are based upon the fair market value of shares of the Company’s common stock at the beginning and end of each applicable offering period (or at the end of a purchase period within such offering period, as applicable).

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock having voting power present in person or represented by proxy at the Company’s annual meeting is required to approve Proposal No. 5.

Board Recommendation

The Board recommends a vote “FOR” the approval of the 2025 ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the extent known by us or ascertainable from public filings, regarding beneficial ownership of our common stock as of March 31, 2025 by:

•	each of our directors and director nominees;

•	each of our NEOs;

•	all of our current directors and current executive officers as a group; and

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. Due to certain conversion limitations on our preferred stock, certain shares of underlying common stock have been excluded from the beneficial ownership set forth below. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage Ownership” in the table below is based on 81,589,427 shares outstanding as of the date of this table (plus any shares that such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name	Number of Shares Beneficially Owned		Percentage Ownership

5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	15,556,685		16.60%
Entities affiliated with FMR LLC(2)	7,625,542		9.35%
Entities affiliated with Deep Track Capital, LP(3)	5,378,997		6.36%

Directors, Nominees, and Named Executive Officers
Stephen Mahoney (4)	539,268		*
Jeff Ajer(5)(6)	1,166		*
Christopher Cain (6)(7)	2,333		*
Dr. Sarah Gheuens(6)	22,222		*
Tomas Kiselak(6)(7)	71,600		*
Arlene M. Morris(6)	74,800		*
Jennifer K. Moses(6	57,500		*
Thomas Beetham (8)	204,191		*
Dr. Thomas Ciulla (9)	332,500		*
Seth Harmon(10)	197,630		*
Jennifer Tousignant(11)	97,331		*
All current directors and current executive officers as a group (11 persons)(12)	1,301,377	*	1.58%

*	Represents beneficial ownership of less than one percent.
(1)

Based solely upon a Schedule 13D filed on September 17, 2024. Consists of (i) 3,445,813 shares held by Fairmount Healthcare Fund II LP (“Fund II”), (ii) 8,879,844 shares issuable upon the conversion of 133,191 shares of Series A Preferred Stock and (iii) 3,231,028 shares issuable upon the conversion of 48,463 shares of Series B Preferred Stock. The conversion of Series A and Series B Preferred Stock into common stock is subject to a beneficial ownership limitation of 19.99% of the outstanding common stock. Fairmount

Healthcare Fund II GP LLC (“Fairmount GP II”) serves as the general partner of Fund II and Fairmount serves as the investment manager of Fund II, and each holds shared voting and dispositive power with respect to the securities held by Fund II. Fund II disclaims beneficial ownership of the securities as it has divested itself of voting and investment power over the securities it holds. Fairmount disclaims beneficial ownership other than for purposes of Section 13(d) of the Exchange Act. The address of each of the entities listed above is 200 Barr Harbor Drive, Suite 400, West Conshohocken, Pennsylvania 19428.
(2)

Based solely upon a Schedule 13G filed on January 10, 2024 by FMR LLC (“FMR”) and Abigail P. Johnson. Consists of (i) 7,624,631 shares over which FMR holds sole voting power, (ii) 7,625,542 shares over which FMR holds sole dispositive power, (iii) no shares over which Ms. Johnson holds sole voting power and (iv) 7,625,542 shares over which Ms. Johnson holds sole dispositive power. Ms. Johnson is a director, the Chairman and Chief Executive Officer of FMR. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The business address of the person and entity listed above is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Based solely upon a Schedule 13G/A filed on February 14, 2024. Consists of (i) an estimated 2,342,845 shares held by Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Master Fund”) and (ii) an estimated 3,036,152 shares issuable upon the conversion of an estimated 45,540 shares of Series B Preferred Stock held by Deep Track Master Fund. Excludes certain shares issuable upon the conversion of shares of Series B Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.90% of the outstanding common stock. Deep Track Capital, LP (“Deep Track Capital”) serves as the investment advisor of Deep Track Master Fund and David Kroin is considered a control person of Deep Track Capital. Deep Track Master Fund, Deep Track Capital and Mr. Kroin hold shared voting and dispositive power over these securities. The address of Deep Track Capital and Mr. Kroin is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830. The address of Deep Track Master Fund is c/o Walkers Corporate Ltd., 190 Elgin Avenue, George Town, KY1-9001, Cayman Islands.

(4)	Consists of (i) 22,400 shares and (ii) 516,868 shares underlying options that are exercisable as of March 31, 2025 or will become exercisable within 60 days after such date.
(5)	Mr. Ajer was appointed to the Company’s Board of Directors on April 7, 2025.
(6)	Consists entirely of shares underlying options that are exercisable as of March 31, 2025 or will become exercisable within 60 days after such date.
(7)

Each of Messrs. Cain and Kiselak holds such options for one or more investment vehicles managed by Fairmount (each, a “Fairmount Fund”). The options were granted to each of Messrs. Cain and Kiselak in connection with their service as members of our Board. Pursuant to their arrangements with Fairmount, each of Messrs. Cain and Kiselak is obligated to turn over to Fairmount any net cash or stock received from the options for the benefit of such Fairmount Fund. Each of Messrs. Cain and Kiselak disclaims beneficial ownership of the options and underlying shares.

(8)	Consists of (i) 7,000 shares and (ii) 197,191 shares underlying options that are exercisable as of March 31, 2025 or will become exercisable within 60 days after such date.
(9)	Consists of (i) 2,084 shares and (ii) 330,416 shares underlying options that are exercisable as of March 31, 2025 or will become exercisable within 60 days after such date.
(10)	Consists of (i) 2,614 shares and (ii) 195,016 shares underlying options that are exercisable as of March 31, 2025 or will become exercisable within 60 days after such date.
(11)	Consists of (i) 1,537 shares and (ii) 95,794 shares underlying options that are exercisable as of March 31, 2025 or will become exercisable within 60 days after such date.
(12)	Consists of (i) 33,551 shares and (ii) 1,267,826 shares underlying options that are exercisable as of March 31, 2025 or will become exercisable within 60 days after such date.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4, and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2024, we believe that all of our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Person Transactions Policy and Procedures

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds or is expected to $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

In addition to the director and executive officer compensation arrangements discussed above in “Compensation Discussion and Analysis” and “Executive Officer and Director Compensation,” since January 1, 2024, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our capital stock, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Paragon Agreements

In January 2022, we and Paragon Therapeutics, Inc. (“Paragon”) entered into an antibody and discovery option agreement (the “Paragon Research Agreement”) under which we and Paragon will cooperate to develop one or more proteins or antibodies. Additionally, Paragon agreed to grant us an option for an exclusive license to all of Paragon’s right, title and interest in and to certain technology, and a non-exclusive license to certain background intellectual property owned by Paragon solely to research, develop, make, use, sell, offer for sale and import of the licensed intellectual property and resulting products worldwide (each, an “Option” and together, the “Options”). This structure provides the right to exercise the Option with respect to specified programs (“Programs”) under specific terms. In consideration for Paragon’s grant of the Options to us, we paid to Paragon a one-time fee of $2.5 million. In December 2022, we and Paragon entered into a first amendment to the Paragon Research Agreement, under which we obtained an additional limited license for the purpose of conducting certain activities. In consideration for the rights and licenses obtained under the first amendment, we paid Paragon a non-refundable fee of $2.3 million (the “First Amendment Payment”). The upfront fee and the First Amendment Payment are separate from any development costs or cost advance paid or owing with respect to the specified program.

In October 2023, we entered into a License Agreement with Paragon (the “Paragon License Agreement”) as a result of exercising our Option under the Paragon Agreement to obtain exclusive licenses to develop, manufacture and commercialize certain antibodies, proteins and associated products. In connection with the execution of the Paragon License Agreement, we made an initial payment of $5.3 million.

In January 2024, we entered into a letter agreement with Paragon pursuant to which Paragon agreed to continue to perform development activities under the existing Paragon Research Agreement and Paragon License Agreement, which we renewed in July 2024. In consideration for the development activities to be conducted by Paragon, we will reimburse Paragon for actual development costs incurred and agreed upon development fees in exchange for Paragon’s commitment of the necessary personnel and resources to perform these activities. In September 2024, we entered into a second amendment to the Paragon Research Agreement to include additional development activities to be performed by Paragon. Under the amended Paragon Research Agreement, we will be obligated to make a one-time non-refundable payment of $3.5 million to Paragon following the achievement of certain research and development objectives. We achieved such objectives in February 2025 and the $3.5 million payment was recorded as research and development expense during the three months ended March 31, 2025. In addition, upon achievement of a milestone in February 2025, the Company recorded $1.0 million milestone payable to Paragon to research and development expense during the three months ended March 31, 2025.

In September 2024, we entered into the Amended and Restated License Agreement with Paragon (the “Amended Paragon License Agreement”) which amended and restated the Paragon License Agreement. In connection with the execution of the Amended Paragon License Agreement, we paid Paragon a non-refundable fee of $4.0 million in September 2024. In consideration for rights granted by Paragon, we are obligated to make certain future milestone payments of up to $16.0 million on a program-by-program basis upon the achievement of specified clinical and regulatory milestones, with total milestone payments under all programs not to exceed $40.0 million. Additionally, if we develop a product utilizing certain intellectual property rights granted to it under the Amended Paragon License Agreement, we are obligated to pay Paragon potential additional future development milestone payments of up to $3.1 million and commercial milestone payments of up to $17.0 million with respect to such product. If we successfully commercialize any product candidate subject to the Amended Paragon License Agreement, it is responsible for royalty payments equal to a percentage in the mid-single digits of such product’s net sales. The Paragon Agreements may be considered related party transactions because Fairmount beneficially owns more than 5% of our capital stock, has two seats on our Board and is also a 5% or greater stockholder of Paragon, which is a joint venture between Fairmount and FairJourney Biologics, and has appointed the sole director on Paragon’s board of directors and has the contractual right to approve the appointment of any executive officers. Our agreements with Paragon were negotiated on an arm’s-length basis and are market rate transactions on terms that we believe are no less favorable than would have been reached with an unrelated third party.

Zenas BioPharma Agreements

In October 2020, we became party to a license agreement with Zenas BioPharma (Cayman) Limited (now Zenas BioPharma, Inc. their successor in interest, “Zenas BioPharma”) to license technology comprising certain materials, patent rights, and know-how to Zenas BioPharma. Since February 2021, we have entered into several letter agreements with Zenas BioPharma pursuant to which we agreed to provide assistance to Zenas BioPharma with certain development activities. In May 2022, we entered into a Manufacturing Development and Supply Agreement with Zenas BioPharma for clinical drug product for developmental purposes. The license agreement and subsequent letter agreements and supply agreement (collectively, the “Zenas Agreements”) granted Zenas BioPharma a license to develop, manufacture, and commercialize certain IGF-1R directed antibody products for non-oncology indications in the greater area of China. In January 2025, Zenas BioPharma sublicensed their rights under the license agreement to Zai Lab (Hong Kong) Limited (“Zai Lab”) and assigned the Manufacturing Development and Supply Agreement to Zai Lab in connection with the sublicense transaction.

In January 2024, we entered into a letter agreement with Zenas BioPharma (the “Zenas Letter Agreement”) pursuant to which Zenas BioPharma agreed to support our THRIVE-2 and STRIVE trials by initiating and managing the studies in China. Under this Zenas Letter Agreement, the Company agreed to reimburse costs incurred by Zenas BioPharma, including a full-time equivalent rate for services rendered. In connection with the execution of the Zenas Letter Agreement, the Company made an initial payment of $1.5 million.

In January 2025, we entered into the third amendment to license agreement (the “Third Amendment”) to modify certain provisions of the Zenas Agreements, including provisions related to future milestones.

The Zenas BioPharma Agreements may be considered related party transactions because Fairmount beneficially owns more than 5% of our capital stock, has two seats on our Board and is also a 5% or greater stockholder of Zenas BioPharma and has a seat on Zenas BioPharma’s board of directors. The Zenas BioPharma Agreements were negotiated on an arm’s-length basis and are market rate transactions on terms that the Company believes are no less favorable than would have been reached with an unrelated third party.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on Friday, December 26, 2025, and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 90th day and no later than the 60th day before the anniversary of the last annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not later than the close of business on the 70th day prior to such annual meeting or the close of business on the 10th day following the date on which the first public announcement of the date of such annual meeting of stockholders is made by the Company. However, in no event shall the public announcement of the new meeting date commence a new notice time period (or extend any notice time period). Therefore, unless the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than March 22, 2026 and no later than the close of business (6:00 p.m. Eastern Time) on April 21, 2026. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2026 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Eastern Time) on April 21, 2026. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2024, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (617) 272-4600, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

APPENDIX A — VIRIDIAN THERAPEUTICS, INC. AMENDED & RESTATED 2016 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: April 23, 2025

APPROVED BY THE STOCKHOLDERS: [    ], 2025

1.	GENERAL.

(a)

Continuation of Existing Plan; Successor to and Continuation of Prior Plans. The Plan is intended to serve as a continuation of the Viridian Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan, as most recently amended and restated as of April 19, 2024 (f/k/a the Miragen Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan). No awards may be granted under the 2020 Plan on or after June 8, 2022, and no awards have been granted under the 2020 Plan since such date. All Awards granted under a Prior Plan remain subject to the terms of that Prior Plan. All Awards granted on or after 11:59 p.m. Eastern Time on June 8, 2022 have been subject and shall be subject to the terms of the Plan as in effect on the date of grant.

(b)	Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)

Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d)

Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a)	Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)	Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)	To settle all controversies regarding the Plan and Awards granted under it.

(iv)	To accelerate, in whole or in part, the time at which an Award may be exercised or vest or settle (or at which cash or shares of Common Stock may be issued).

(v)

To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi)

To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii)

To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding incentive stock options or Rule 16b-3.

(viii)

To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, the Board may not amend the terms of an outstanding Award if the Board, in its sole discretion, determines that the amendment, taken as a whole, will materially impair the Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix)

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)

To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)	Delegation to Committee.

(i)

General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)	Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)

Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(z)(iii).

(e)

Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)

Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a)	Share Reserve.

(i)

Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 18,297,643 shares plus any shares of Common Stock subject to outstanding awards under the Prior Plans as of March 31, 2025 that on or after such date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash. The shares of Common Stock described in this Section 3(a)(i) shall be referred to herein as the “Share Reserve.”

(ii)

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)

Reversion of Shares to the Share Reserve. If a Stock Award or award under a Prior Plan or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award or award under a Prior Plan having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award or award under a Prior Plan are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or award under a Prior Plan or as consideration for the exercise or purchase price of a Stock Award or award under a Prior Plan will again become available for issuance under the Plan.

(c)

Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 18,297,643 shares of Common Stock.

(d)

Limits on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed Five Hundred Thousand Dollars ($500,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, One Million Dollars ($1,000,000). The Board may make exceptions to the applicable limit in this Section 3(d) for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(e)	Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)

Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b)

Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock

Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. Participants who hold Options or SARs shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of any share of Common Stock subject to an Option or SAR until such Participant has become the holder of record of such shares of Common Stock. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)

Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)

Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)

Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)	by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii)

pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)	by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)

if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)	in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)

Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)

Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)

Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)

Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)

Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)

Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)

Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three

(3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. Except as otherwise provided in the applicable Award Agreement, if, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h)

Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)

Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)

Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)

Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)

Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)

Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)

Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii)

Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv)

Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)	Dividends. Any dividends paid on Restricted Stock shall be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)

Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)

Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)

Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)

Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

(v)

Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalent credited in respect of shares of Common Stock covered by the Restricted Stock Unit Award shall be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)

Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award (including dividend equivalents credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award) that has not vested as of the date of such termination will be forfeited upon such termination.

(c)	Performance Awards.

(i)

Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards. To the extent dividend equivalents may be credited in respect of shares of Common Stock covered by a Performance Stock Award, as determined by the Board and contained in the applicable Award Agreement, then any dividend equivalent credited in respect of such shares of Common Stock shall be subject to all of the same terms and conditions of the underlying Performance Stock Award to which they relate.

(ii)

Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

(iii)

Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)

Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)	Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)

Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)

No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)	Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)

Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)

Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)

No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)

Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)

Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)

Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)

Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value that triggers a classification of the Stock Award as a liability for financial accounting purposes; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)

Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)

Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)

Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l)

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Viridian Therapeutics, Inc. Incentive Compensation Clawback Policy, as it may be amended from time to time; (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iii) any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)

Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)

Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)

Corporate Transactions. In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:

(i)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)

accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)

cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, and pay such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

(vi)

cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the event of a Corporate Transaction, unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant, or unless otherwise expressly provided by the Board, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.

(d)

Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)

The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth (10th) anniversary of the Adoption Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)

No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)	“2008 Plan” means the Miragen Therapeutics, Inc. 2008 Equity Incentive Plan.

(b)	“2020 Plan” means the Viridian Therapeutics, Inc. 2020 Stock Incentive Plan.

(c)	“Adoption Date” means April 23, 2025, which is the date the Plan was adopted by the Board.

(d)

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(e)	“Award” means a Stock Award or a Performance Cash Award.

(f)	“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(i)

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(j)

“Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between such Participant and the Company or any statutory duty the Participant owes to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct; provided, however, that the action or conduct described in clause (v) above will constitute “Cause” only if such action or conduct continues after the Company has provided such Participant with written notice thereof and thirty (30) days to cure the same. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(k)	“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)

any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)

there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)

individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in

Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(l)	“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(m)	“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(n)	“Common Stock” means the common stock of the Company.

(o)	“Company” means Viridian Therapeutics, Inc., a Delaware corporation.

(p)

“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q)

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(r)	“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii)	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(s)	“Director” means a member of the Board.

(t)

“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(u)	“Effective Date” means June 20, 2025, provided that this Plan is approved by the Company’s stockholders on such date.

(v)

“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(w)	“Entity” means a corporation, partnership, limited liability company or other entity.

(x)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y)

“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(z)	“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)

Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii)	In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(aa)	“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)

“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(cc)	“Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(dd)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ee)	“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ff)

“Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(gg)	“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh)

“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)

“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj)	“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(kk)	“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll)

“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements;

(v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of phases of clinical trials and/or studies by specific dates; (xliii) acquisition of new customers, including institutional accounts; (xliv) customer retention and/or repeat order rate; (xlv) number of institutional customer accounts (xlvi) budget management; (xlvii) improvements in sample and test processing times; (xlviii) regulatory milestones; (xlix) progress of internal research or clinical programs; (1) progress of partnered programs; (1i) partner satisfaction; (lii) milestones related to samples received and/or tests run; (liii) expansion of sales in additional geographies or markets; (liv) research progress, including the development of programs; (1v) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (lvi) timely completion of clinical trials; (lvii) milestones related to samples received and/or tests or panels run; (lviii) expansion of sales in additional geographies or markets; (lix) research progress, including the development of programs; (1x) patient samples processed and billed; (lxi) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lxii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (lxiii) pre-clinical development related to compound goals; (lxiv) customer satisfaction; and (lxv) other measures of performance selected by the Board.

(mm)

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance

Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn)

“Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

(oo)	“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp)	“Plan” means this Viridian Therapeutics, Inc. Amended & Restated 2016 Equity Incentive Plan.

(qq)	“Prior Plans” means the 2008 Plan and the 2020 Plan.

(rr)	“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)

“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)	“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)

“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)	“Rule 405” means Rule 405 promulgated under the Securities Act.

(xx)	“Securities Act” means the Securities Act of 1933, as amended.

(yy)	“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz)

“Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa)

“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(bbb)

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc)

“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd)

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B—VIRIDIAN THERAPEUTICS, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: April 23, 2025

Approved by the Stockholders:

1. GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. ADMINISTRATION.

(a) The Committee will administer the Plan.

(b) The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Committee may delegate some or all of the administration of the Plan to a sub-committee comprised of one or more of its members, to members of the Board or to employees of the Company to the extent permitted by applicable law.

(d) The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee. In such cases, references to the “Committee” shall be deemed to refer to the Board.

(e) All determinations, interpretations and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 2,000,000 shares of Common Stock.

(b) If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The Common Stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Committee may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Committee. Each Offering will be in such form and will contain such terms and conditions as the Committee will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty- seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Committee will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date during an Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering that begins immediately after such Purchase Date.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Committee may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Committee may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code.

(b) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(c) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(d) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Committee may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Committee, but in either case not exceeding 1,500 shares of Common Stock, subject to adjustment by the Committee. Notwithstanding the foregoing, the number of shares of Common Stock that may be purchased by Eligible Employees shall be subject to the limits set forth in this Plan, including but not limited to Section 5.

(b) The Committee will establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Committee may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will not be less than the lower of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (which may be in electronic form) provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Committee, which in no event may exceed 15% of an Eligible Employee’s salary during any calendar year within the Offering. Each

Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may prospectively decrease his or her Contributions once during an Offering or may withdraw from the Offering in accordance with subsection (b) below.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form (which may be in electronic form) to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(d) Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9. COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10. DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Committee will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Committee will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Adoption Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. For the avoidance of doubt, the Committee may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Committee will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan. The actions of the Committee pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company, provided the stockholders approve the Plan within 12 months after the Adoption Date. If required under Section 12(a) in the event of any material amendment of the Plan, no Purchase Rights will be exercised unless and until such amendment has been approved by the stockholders of the Company, which approval must be within 12 months before or after the adoption of such amendment.

14. MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of

Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) Notwithstanding the foregoing or any provision of the Plan to the contrary, consistent with the requirements of Section 423 of the Code, the Committee may, in its sole discretion, amend the terms of the Plan, or an offering and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Participants of a Related Corporation and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

(d) Neither the Plan nor any Offering constitute an employment contract. Nothing in the Plan or in any Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(e) Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its Subsidiaries, nor the Committee or the Board, nor any person acting on behalf of the Company, any of its Subsidiaries, or the Committee or the Board, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of the Plan or any Purchase Right to satisfy the requirements of Section 423, or otherwise asserted with respect to the Plan or any Purchase Right.

(f) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(g) By electing to participate in the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or with respect to any Purchase Right, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By electing to participate in the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or in respect of any Purchase Right to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit any dispute to binding arbitration as a condition of receiving a Purchase Right hereunder.

15. DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 23, 2025, which is the date the Plan was adopted by the Board.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(e) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Viridian Therapeutics, Inc., a Delaware corporation.

(i) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii)	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k) “Director” means a member of the Board.

(l) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Committee, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Committee deems reliable.

(ii)

Unless otherwise provided by the Committee, if there is no closing sales price for the Common Stock on the date of determination, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

(iii)

In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Committee in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(q) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Committee for that Offering.

(r) “Offering Date” means a date selected by the Committee for an Offering to commence.

(s) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u) “Plan” means this Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan.

(v) “Purchase Date” means one or more dates during an Offering selected by the Committee on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(w) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(x) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ab) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

SCAN TO VIEW MATERIALS & VOTE w VIRIDIAN THERAPEUTICS, INC. VOTE BY INTERNET 221 CRESCENT STREET, SUITE 103A Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above WALTHAM, MA 02453 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/VRDN2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V73322-P27436 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VIRIDIAN THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. 1. To elect the three Class I director nominees to serve until the 2028 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. Nominees: For Withhold 1a. Jeff Ajer ! ! 1b. Chris Cain, Ph.D. ! ! 1c. Sarah Gheuens, M.D., Ph.D. ! ! For Against Abstain 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. ! ! ! 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. ! ! ! 4. To approve a further amendment and restatement of the Company’s Amended and Restated 2016 Equity Incentive Plan, including increasing the number ! ! ! of shares available for issuance thereunder by 8,000,000 shares. 5. To approve the Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan. ! ! ! Note: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Notice, and Annual Report to Stockholders are available at www.proxyvote.com. V73323-P27436 VIRIDIAN THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 20, 2025 2:00 PM, EASTERN TIME The stockholder(s) hereby appoint(s) Stephen Mahoney, Seth Harmon and Jennifer Tousignant, and each of them, as proxies and attorneys-in-fact, each with the power to act without the others and with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Viridian Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Eastern Time on June 20, 2025, online via live audio webcast at www.virtualshareholdermeeting.com/VRDN2025, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE